UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 1 )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Home BancShares, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)Title of each class of securities to which the transaction applies:

(2)Aggregate number of securities to which the transaction applies:

(3)Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)Proposed maximum aggregate value of the transaction:

(5)Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)Amount Previously Paid:

(2)Form, Schedule or Registration Statement No.:

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(4)Date Filed:

Explanatory Note
We are filing this revised definitive proxy statement and form of proxy solely to correct the date by which votes submitted electronically for shares held in the Home BancShares, Inc. 401(k) and Employee Stock Ownership Plan must be received, which was incorrectly listed as April 18, 2024 in our original definitive proxy statement and form of proxy filed with the Securities and Exchange Commission on March 1, 2024. The correct date and time by which votes submitted by Internet or telephone must be received for shares held in the Home BancShares, Inc. 401(k) and Employee Stock Ownership Plan is 1:00 a.m. Central time on April 16, 2024.

2024 Annual Meeting of Shareholders and Proxy Statement

Notice of Annual Meeting of Shareholders
HOME BANCSHARES, INC.
719 Harkrider Street, Suite 100
Conway, Arkansas 72032
(501) 339-2929
Internet Site: www.homebancshares.com

Notice of Annual Meeting of Shareholders To Be Held on April 18, 2024
The Annual Meeting of Shareholders of Home BancShares, Inc. (the “Company”) will be held on April 18, 2024, at 10:00 a.m. (CDT) at the Company’s corporate office, located at 719 Harkrider Street, Conway, Arkansas, for the following purposes:
(1)To elect directors for a term of one year.
(2)To provide an advisory (non-binding) vote approving the Company’s compensation of its named executive officers.
(3)To provide an advisory (non-binding) vote determining the frequency with which shareholders will consider and approve an advisory vote on the Company’s compensation of its named executive officers.
(4)To ratify the appointment of FORVIS, LLP as the Company’s independent registered public accounting firm for the next fiscal year.
(5)To transact such other business as may properly come before the meeting or any adjournments thereof.
Only shareholders of record on February 16, 2024, will be entitled to vote at the meeting or any adjournments thereof. A list of shareholders will be available for inspection at the office of the Company at 719 Harkrider Street, Suite 100, Conway, Arkansas, 72032, beginning two business days after the date of this notice and continuing through the meeting. The stock transfer books will not be closed.
The 2023 Annual Report to Shareholders is included in this publication.

By Order of the Board of Directors

JOHN W. ALLISON
Chairman and Chief Executive Officer

Conway, Arkansas
March 8, 2024
YOUR VOTE IS IMPORTANT
PLEASE COMPLETE, DATE AND SIGN YOUR PROXY AND RETURN IT WITHOUT DELAY

i	www.homebancshares.com

Notice of Annual Meeting of Shareholders

How to Vote if you are A Shareholder of Record
Your vote is important. You can save the Company the expense of a second mailing by voting promptly. Shareholders of record can vote by telephone, on the Internet, by mail or by attending the Annual Meeting and voting by ballot as described below. (Please note: if you are a beneficial owner of shares held in the name of a bank, broker or other holder, please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you.)
The Internet and telephone voting procedures are designed to authenticate shareholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your proxy card. Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day and will close at 1:00 a.m. Central time on April 18, 2024.

Vote by Telephone	Vote on the Internet	Vote by Mail	Voting at the Annual Meeting
You can vote by calling the toll-free telephone number on your proxy card. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.
You also can choose to vote on the Internet by visiting the website for Internet voting printed on your proxy card. Easy-to-follow prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

If you choose to vote by mail, simply mark your proxy, date and sign it, and return it to Computershare in the postage-paid envelope provided. If the envelope is missing, please mail your completed proxy card to Proxy Services, c/o Computershare Investor Services, P.O. Box 43006, Providence, Rhode Island, 02940-3006.

The method by which you vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a legal proxy, executed in your favor, from the holder of record to be able to vote at the Meeting.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.
Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to be Held on April 18, 2024:
The Notice and Proxy Statement and the Annual Report on Form 10-K
are available at www.envisionreports.com/HOMB.

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Table of Contents

1	Proxy Summary

7	About the Annual Meeting

11	Proposal One – Election of Directors
	11	Directors and Executive Officers of the Company
	12	Nominees for Director
	17	Executive Officers

19	Corporate Governance
	19	Duties of the Board
	19	Corporate Governance Guidelines and Policies
	19	Director Independence
	19	Board Structure and Role in Risk Oversight
	20	Code of Ethics
	20	Derivative Trading and Hedging

21	Board Meetings and Committees of the Board
	21	Committees of the Board
	21	Audit and Risk Committee
	22	Compensation and Leadership Development Committee
	23	Nominating and Corporate Governance Committee
	25	Asset/Liability Committee

26	Director Compensation
	26	Director Compensation Table

28	Certain Relationships and Related Transactions

29	Delinquent Section 16(a) Reports

30	Principal Shareholders of the Company

32	Compensation Discussion and Analysis
	32	Named Executive Officers for 2023
	32	2023 Performance Highlights
	33	Executive Compensation Highlights
	34	Compensation Philosophy
	34	Chairman & CEO Compensation History and Philosophy

	35	Consideration of Shareholder Advisory "Say-on-Pay" Vote
	35	Aligning Executive Compensation with Metrics that Drive Shareholder Value
	36	Compensation Committee Role and Decision-Making Process
	37	Components of Compensation

45	Report of the Compensation Committee of the Board of Directors

46	Executive Compensation
	46	Summary Compensation Table
	47	Employment Agreements
	48	Stock Awards and Stock Option Grants
	51	Option Exercises and Stock Awards Vested in 2023
	51	Pension and Other Benefits
	51	Nonqualified Deferred Compensation
	52	Payments Upon Termination or Change-In-Control
	55	Compensation Risk Assessment
	56	CEO Pay Ratio
	57	Pay versus Performance

61	Proposal Two – Advisory (Non-Binding) Vote Approving Executive Compensation

62	Proposal Three – Advisory (Non-Binding) Vote on Frequency of Shareholder Votes on Executive Compensation

63	Proposal Four – Ratification of Appointment of Independent Registered Public Accounting Firm

64	Report of the Audit Committee of the Board of Directors

65	Audit and Non-Audit Fees

66	Submission of Shareholder Proposals

66	Where You Can Find More Information

A-1	Appendix A

www.homebancshares.com

Proxy Summary
HOME BANCSHARES, INC.
719 Harkrider Street, Suite 100
Conway, Arkansas 72032
(501) 339-2929
Internet Site: www.homebancshares.com
Proxy Summary
This summary highlights selected information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider, and you should read the entire Proxy Statement carefully before voting. For more complete information regarding our 2023 performance, please review our 2023 Annual Report on Form 10-K, which accompanies this document.

The Annual Meeting

Date:	April 18, 2024

Time:	10:00 a.m. CST

Location:	Home BancShares, Inc. Corporate Office, 719 Harkrider Street, Conway, Arkansas

Record Date:	February 16, 2024

Number Shares Outstanding and Entitled to Vote:	201,136,052

Voting Matters and Board Recommendations

Matter		Board Recommendation	Page Reference
Proposal 1.	Election of Directors. To elect the 15 nominees listed in this Proxy Statement as directors for a term of one year.	✓ FOR each nominee	11
Proposal 2.	Advisory (Non-Binding) Vote on Executive Compensation. To approve, on an advisory (non-binding) basis, the Company’s compensation of its named executive officers.	✓ FOR	61
Proposal 3.	Advisory (Non-Binding) Vote on Frequency of Shareholder Votes on Executive Compensation. To approve, on an advisory (non-binding) basis, every 1 year as the frequency for future shareholder advisory votes on the Company’s compensation of its named executive officers.	✓ 1 YEAR	62
Proposal 4.	Ratification of Appointment of Independent Registered Public Accountants. To ratify the appointment of FORVIS, LLP as the Company’s independent registered public accounting firm for the next fiscal year.	✓ FOR	63

1	www.homebancshares.com

Proxy Summary

Home BancShares Performance Highlights
Home BancShares, Inc. has consistently been one of the nation’s top-performing bank holding companies according to Forbes. The Company has been listed on the Forbes “America’s Best Banks” list for nine consecutive years (2015-2023) and has been ranked by Forbes as the #1 Best Bank in America in 2018, 2019 and 2022. Centennial Bank has been listed on the Forbes “World’s Best Banks” list for four consecutive years (2020-2023).

Forbes
BEST BANKS

America’s Best Banks	World’s Best Banks
2023	2023
2022 - #1	2022
2021	2021
2020	2020
2019 - #1
2018 - #1
2017
2016
2015

Company Records Set in 2023

Our bank subsidiary, Centennial Bank, provides a broad range of commercial and retail banking plus related financial services to businesses, real estate developers, investors, individuals and municipalities. Centennial Bank has branch locations in Arkansas, Florida, Texas, South Alabama, and New York City. Through our community banking philosophy, we are dedicated to consistently exceeding the expectations of our customers, shareholders and bankers while enriching the communities we serve. For the year ended December 31, 2023, the Company reported net income of $392.9 million and earnings per share of $1.94. Our continued strong performance is reflected in the following annual metrics that represent Company records in 2023:

Record Annual Metrics	12/31/2023
Total Loans	$14.4 billion
Total Equity	$3.8 billion
Total Net Interest Income	$826.9 million
Dividends to Shareholders	$0.72/share
Book Value	$18.81/share
Earnings, as adjusted (non-GAAP)(1)	$398.5 million
Earnings per share, as adjusted (non-GAAP)(1)	$1.97/share
(1) Non-GAAP financial measure. See Appendix A to this Proxy Statement for further information and a reconciliation to the most directly comparable GAAP financial measure.

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Proxy Summary

Executive Compensation Highlights
Our compensation policies and practices are designed to align the interests of our employees with the interests of our shareholders. We seek to attract, retain, incent, and reward individuals who contribute to our long-term success. We strive to link pay to Company performance for all executive officers, including our Chairman and CEO.
✓    A majority of our Chairman and CEO’s compensation consists of equity awards and is therefore at risk and aligned with our shareholders’ interests. Our Chairman and CEO remains the largest individual shareholder of the Company.
✓    Two-thirds of the Chairman and CEO’s annual equity-based compensation is subject to predetermined relative performance metrics compared to a peer group and measured over a 3-year performance period.
✓    Our Executive Incentive Plan allows our named executive officers to earn short-term incentive compensation based on predetermined performance metrics and goals, including a mix of absolute and relative performance targets compared to a peer group.
✓    Our performance measures reflect key financial performance indicators that we believe drive value to our shareholders.
✓    Compensation to our Chairman and CEO is aligned with Company performance.
✓    Our cash and equity incentive programs, including the 2022 Equity Incentive Plan, contain meaningful clawback features and are subject to our Clawback Policy adopted in accordance with NYSE listing rules.
✓    We utilize a performance peer group of U.S. banks and bank holding companies with $10 billion to $50 billion in total assets for our cash and equity incentive programs.

3	www.homebancshares.com

Proxy Summary

Environmental, Social and Governance Highlights
As a customer- and community-focused bank, Home BancShares and Centennial Bank are committed to delivering on each of our core values while balancing the interests of our shareholders, our communities and, of course, our customers. Community involvement is a core focus for our Company. In the communities we serve, we support our schools, neighborhoods, cities and towns by volunteering for local boards and committees, grilling thousands of hamburgers and hot dogs, donating millions of dollars and investing in financial education opportunities that will affect those we serve. In our Company, we strive to build a talent-focused culture, one which is inclusive and provides opportunities for employees from all backgrounds to grow internally and succeed. Throughout our daily operations we seek ways to reduce our impact on the environment by eliminating or reducing the use of paper statements and documents where possible and utilizing energy-saving features in many of our offices and bank branches. We are also committed to maintaining high standards of corporate governance. Strong corporate governance practices help us achieve our performance goals and maintain the trust and confidence of our shareholders, employees and other constituents. As we move forward, we will continue to focus on our core values and incorporate innovative methods to reach our environmental, social responsibility and governance goals and continue to earn the trust of our shareholders.
Highlights of our commitments in these areas are provided below. Please visit https://www.my100bank.com/community-involvement/ to learn more about how our values come to life in our Corporate Social Responsibility Report.
Environmental
✓    We regularly encourage our customers to sign up to receive statements and notices electronically through the use of E-statements and E-notices and to take advantage of our online and mobile banking services. As of December 31, 2023:
❖    67.9% of checking accounts and 60.6% of savings accounts of our customers are enrolled in E-notices.
❖    71.6% of checking accounts and 63.1% of savings accounts of our customers are enrolled in E-statements.
❖    We delivered an estimated 1.1 million E-notices and 2.7 million E-statements during 2023.
✓    We encourage our employees to reduce their use of paper documents where possible and to receive tax documents through the use of E-tax forms.
✓    We have implemented a policy that 100% of our shredded paper is recycled. During 2023, we estimate this resulted in:
❖    Lbs. of paper recycled: 1,057,308
❖    Gallons of oil saved: 177,404
❖    Trees saved: 9,338
❖    Kilowatts of energy saved: 1,964,328
❖    Cubic yards of landfill space saved: 1,812
❖    Gallons of water saved: 3,461,315
✓    During 2023, we recycled an estimated 38,192 pounds of electronic waste across the Company.
✓    We are continuing to invest in energy efficient data hardware for our offices and employees. As of December 31, 2023:
❖    Approximately 2,700 computers deployed in the Company are Energy Star Rated, which represents 99.5% of installed computers.
❖    Approximately 600 printers and copiers used by the Company are Energy Star Rated, which represents 95% of printer fleet.
❖    Approximately 4,000 monitors are Energy Star Rated or TCO Certified, which represents 99.5% of installed monitors.
✓    Our corporate office and many of our banking locations also utilize various energy-saving features, including:
❖    Smart thermostats
❖    Energy efficient mechanical units
❖    LED lights (many with motion detection sensors)
❖    Energy efficient water heaters
❖    Low water flow plumbing

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Proxy Summary
Corporate Social Responsibility
✓    69% of our 2,762 total employees are women.
✓    27% of our total employees identify as persons of color.
✓    62% of leadership roles in our Company are held by women.
✓    We established a management level Environmental, Social and Corporate Governance Committee in 2021 to support our ongoing commitment to environmental performance, health and safety, corporate responsibility, corporate governance, sustainability and other public policy efforts.
✓    We are investing in our employees through education and training in diversity and inclusion, regulatory compliance programs, company policies and procedures, software applications and professional development.
❖    Total employee classes taken in 2023: 207,451
❖    Total hours spent on training in 2023: 28,034
✓    We have in-house products known as The Dream Loan Program and Happy Home Buyer that provide loan options to those who would otherwise not qualify for a mortgage, including funding 122 loans in 2023 with 100% financing to first time homebuyers.
✓    We are a bronze sponsor of the National Association of Minority Mortgage Bankers of America.
✓    We established a program in 2021 to create a documented process to allow us to communicate more effectively to Spanish-speaking customers in our market areas.
✓    Through our in-house Affinity Loan Program we provided a lender credit to 251 customers employed in fields related to education, emergency medical services, firefighting, law enforcement and nursing for their primary home purchase or refinancing.
✓    We publish an annual Corporate Social Responsibility Report which is available on our Centennial Bank website at https://www.my100bank.com/community-involvement/. We anticipate releasing our 2023 report during the second quarter of 2024.
✓    Through our recent acquisition of Happy State Bank, we offer our Kids Bank Program, which provides children the opportunity to learn how to manage money and develop skills to grow their funds throughout every phase of life with employees that serve as an additional resource related to this program to help educate children and families on financial literacy.
Our Workforce
Total Employees 2,762

●	Female	(69%)
●	Male	(31%)

62% of leadership positions are held by women

●	>20	(2%)
●	20-29	(25%)
●	30-39	(20%)
●	40-49	(21%)
●	50-59	(17%)
●	60+	(15%)

69%	27%
Women	Employees who identify as person of color

5	www.homebancshares.com

Proxy Summary
Corporate Governance
✓    Annual director elections.
✓    Independent Vice Chairman who presides at regular executive sessions of our independent directors.
✓    All non-employee directors (12 of 16 directors) are independent.
✓    Adopted Corporate Governance guidelines that address, among other items, director qualifications and responsibilities, Board Committees, and nonemployee director compensation.
✓    Clawback policy consistent with NYSE requirements and additional clawback provisions in our incentive compensation programs.
✓    Annual Corporate Social Responsibility report.
✓    Our Board of Directors is comprised of individuals possessing a well-rounded variety of skills, knowledge, experience, diverse backgrounds and unique perspectives on our business.
✓    73% of our Board members satisfy NYSE independence standards, and each of the Audit, Compensation, and Nominating and Corporate Governance Committees are comprised wholly of independent directors.
Our Board

67.9	19%	75%
Average Age	Diverse	Independent
* Persons of color

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About the Annual Meeting
About the Annual Meeting
The questions and answers below contain summary information and may not contain all of the information that is important to you. To better understand the nominees being solicited for directors and the proposals that are submitted for a vote, you should carefully read this entire document and other documents to which we refer.

What is the Purpose of this Proxy Statement?
This Proxy Statement and the accompanying proxy card are being mailed in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Home BancShares, Inc. (the “Company”) for use at the Annual Meeting of Shareholders to be held on April 18, 2024. This Proxy Statement and the accompanying proxy card are being first mailed to shareholders of the Company on or about March 8, 2024.
The proxies being solicited by this Proxy Statement are being solicited by the Company. The expense of soliciting proxies, including the cost of preparing, assembling and mailing the material submitted with this Proxy Statement, will be paid by the Company. The Company will also reimburse brokerage firms, banks, trustees, nominees and other persons for the expense of forwarding proxy material to beneficial owners of shares held by them of record. Solicitations of proxies may be made personally or by telephone, electronic communication or facsimile, by directors, officers and regular employees, who will not receive any additional compensation in respect of such solicitations.

When and Where Is the Annual Meeting?

Date:	Thursday, April 18, 2024
Time:	10:00 a.m., Central Daylight Time
Location:	Home BancShares, Inc. Corporate Offices, 719 Harkrider Street, Conway, Arkansas

What Matters Will Be Voted Upon at the Annual Meeting?
At our Annual Meeting, shareholders will be asked to:
•consider and vote on a proposal to elect the nominees listed in this Proxy Statement as directors for a term of one year;
•consider and vote on a proposal to approve, on an advisory (non-binding) basis, the Company’s compensation of its named executive officers;
•consider and vote on a proposal to recommend, on an advisory (non-binding) basis, the frequency of shareholder advisory votes on the Company’s compensation of its named executive officers;
•consider and vote on a proposal to ratify the appointment of FORVIS, LLP as the Company’s independent registered public accounting firm for the next fiscal year; and
•transact such other business as may properly come before the meeting or any adjournments thereof.

Who Is Entitled to Vote?
Only shareholders of record at the close of business on the record date, February 16, 2024, are entitled to receive the Notice of Annual Meeting and to vote the shares of common stock that they held on that date at the Meeting or at any postponement or adjournment of the Meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted on. As of the close of business on February 16, 2024, there were 201,136,052 shares of the Company’s common stock outstanding.

Who Can Attend the Meeting?
To protect the health and safety of those attending the Annual Meeting in person, only shareholders as of the record date, or their duly appointed proxies, may attend the Meeting. Registration will begin at 9:00 a.m., and seating will be available at approximately 9:30 a.m. The Company asks that any shareholders who plan to attend the meeting please contact our Director of Investor Relations, Donna Townsell, at (501) 328-4625 at least 24 hours prior to the meeting to register your attendance. Seating may be limited and will be on a first-come, first-served basis.
The use of cameras, videotaping equipment and recording devices will not be permitted at the Meeting.
Attendees may not bring large bags, briefcases or packages into the Meeting.

7	www.homebancshares.com

About the Annual Meeting
Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the Meeting.

What Constitutes a Quorum?
The presence at the Meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the Company to conduct its business. As of the record date, 201,136,052 shares of common stock of the Company were outstanding. Proxies received, but marked as abstentions and broker non-votes, will be included in the calculation of the number of shares considered to be present at the Meeting.

Can a Shareholder Nominate a Director?
The Nominating and Corporate Governance Committee (“Nominating Committee”) of the Board of Directors will consider a candidate properly and timely recommended for directorship by a shareholder or group of shareholders of the Company. The recommendation must be submitted by one or more shareholders that have beneficially owned, individually or as a group, 2% or more of the outstanding common stock for at least one year as of the date the recommendation is submitted. Shareholder recommendations must be submitted to the Secretary of the Company in writing via certified U.S. mail not less than 120 days prior to the first anniversary of the date of the Proxy Statement relating to the Company’s previous Annual Meeting. Shareholder recommendations for the Annual Meeting of Shareholders in 2025 must be received by the Company by November 8, 2024. Recommendations must be addressed as follows:
Home BancShares, Inc.
Attn: Corporate Secretary
P.O. Box 966
Conway, Arkansas 72033
DIRECTOR CANDIDATE RECOMMENDATION
Generally, candidates for a director position should possess:
•relevant business and financial expertise and experience, including an understanding of fundamental financial statements;
•the highest character and integrity and a reputation for working constructively with others;
•sufficient time to devote to meetings and consultation on Board matters; and
•freedom from conflicts of interest that would interfere with their performance as a director.
The full text of our “Policy Regarding Director Recommendations by Stockholders” and “Directorship Guidelines and Selection Policy” are published on our website at www.homebancshares.com and can be found under the caption “Investor Relations”/“Overview”/“Governance Documents.”
A shareholder intending to nominate a director at the Annual Meeting but not intending the nomination to be included in the Company’s proxy materials for the Annual Meeting must comply with the procedural and informational requirements described in Article II, Section 9 of the Company’s Bylaws, a copy of which may be obtained upon written request to the Secretary of the Company.

How Can I Communicate Directly with the Board?
Shareholders and other interested parties may communicate with the Board of Directors, any committee of the Board, our independent Vice Chairman, our independent directors, or any one or more other directors in writing sent via certified U.S. mail to the Corporate Secretary at the following address:
Home BancShares, Inc.
Attn: Corporate Secretary
P.O. Box 966
Conway, Arkansas 72033
Our policy regarding shareholder communications with the Board of Directors can be found in our “Corporate Governance Guidelines” published on the Company’s website at www.homebancshares.com and can be found under the caption “Investor Relations”/“Overview”/“Governance Documents.”

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About the Annual Meeting

How Do I Vote?
The enclosed proxy card indicates the number of shares you own. There are four ways to vote:
•By Internet at the website shown on your proxy card; we encourage you to vote this way.
•By toll-free telephone at the number shown on your proxy card.
•By completing and mailing your proxy card.
•By written ballot at the Meeting.
If you vote by Internet or telephone, your vote must be received by 1:00 a.m. Central time on April 18, 2024 for shares held directly and by 1:00 a.m. Central time on April 16, 2024 for shares held in the Home BancShares, Inc. 401(k) and Employee Stock Ownership Plan. If your shares are held in “street name,” the instructions from your broker or nominee will indicate whether Internet or telephone voting is available and, if so, will provide details regarding how to use those systems. If you complete and properly sign the accompanying proxy card and return it to the Company, or tender your vote via telephone or the Internet, it will be voted as you direct. If you do not indicate your voting preferences, Brian S. Davis and Jennifer C. Floyd will vote your shares FOR all of the director nominees, FOR Proposals 2 and 4, and for the option of 1 YEAR on Proposal 3.
If You Vote by Telephone or on the Internet, You Do NOT Need to Return Your Proxy Card.
If you plan to attend the Meeting, you may deliver your completed proxy card in person. However, please see Who Can Attend the Meeting? above for instructions on registering your attendance prior to the Meeting and for information regarding seating limitations that may be in place. Additionally, if your shares are held in “street name” and you wish to vote your shares by written ballot at the Meeting, you will need to request and obtain a legal proxy from your broker, bank or other nominee (the stockholder of record) giving you the right to vote the shares at the Annual Meeting, complete such legal proxy and present it to the Company at the Meeting. Even if you plan to attend the Meeting, we recommend that you submit your proxy card or voting instructions in advance so that your vote will be counted if you later decide not to attend the Meeting.
A proxy duly executed and returned by a shareholder, and not revoked prior to or at the Meeting, will be voted in accordance with the shareholder’s instructions on such proxy.

If My Shares Are Held By a Broker or Nominee, Do I Need to Instruct the Broker or Nominee How to Vote My Shares?
Yes. If you hold shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Under current stock exchange rules, brokers who do not have instructions from their customers may not use their discretion in voting their customers’ shares on certain specific matters which are not considered to be “routine” matters, including the election of directors, executive compensation and other significant matters. The proposals in this Proxy Statement to elect directors, to approve on an advisory basis the Company’s executive compensation, and to determine on an advisory basis the frequency of shareholder advisory votes on executive compensation are not considered to be routine matters. Thus, if you do not give your broker or nominee specific instructions with respect to each of these matters, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.
The ratification of FORVIS, LLP as the Company’s independent registered public accounting firm is considered a routine matter, and therefore, if you do not give your broker or nominee specific instructions with respect to this proposal, your broker or nominee will have the discretionary authority to vote your shares on this proposal.

What Are the Board’s Recommendations?
Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendation is set forth together with each proposal in this Proxy Statement. In summary, the Board recommends a vote:
•FOR the election of the nominated slate of directors (see pages 11-60).
•FOR the approval, on an advisory (non-binding) basis, of the Company’s compensation of its named executive officers (see page 61).
•For every 1 YEAR as the frequency for future shareholder advisory votes on the Company’s compensation of its named executive officers (see page 62).
•FOR the ratification of the appointment of FORVIS, LLP as the Company’s independent registered public accounting firm (see pages 63-65).

9	www.homebancshares.com

About the Annual Meeting

What Other Business May Be Brought Before the Meeting?
As of the date of this Proxy Statement, the Board knows of no other business that may properly be, or is likely to be, brought before the Annual Meeting. With respect to any other matter that properly comes before the Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, at their own discretion.

What Vote Is Required to Approve Each Proposal?
•Election of Directors. The affirmative vote of a plurality of the votes cast in person or by proxy at the Annual Meeting, assuming a quorum is present, is required for the election of directors. A properly executed proxy marked “WITHHOLD” with respect to the election of one or more of the directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Accordingly, a “withhold” vote will have no effect on the outcome of the vote.
•Advisory vote on the frequency of shareholder advisory votes on the Company’s compensation of its named executive officers. Generally, the affirmative vote of a majority of the votes cast in person or by proxy is required for approval of any matter presented to shareholders at the Annual Meeting. However, because this vote is advisory and non-binding, if none of the frequency options receives a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by the Company’s shareholders. A properly executed proxy marked “ABSTAIN” with respect to this matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have no effect on the outcome of the vote.
•Other Proposals. For each other proposal, the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting, assuming a quorum is present, will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have no effect on the outcome of the vote.
The authorized common stock of the Company consists of 300,000,000 shares at $0.01 par value. As of the close of business on February 16, 2024, there were 201,136,052 shares eligible to vote.

Can I Change My Vote After I Return the Proxy Card?
Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the Meeting in person and so request, although attendance at the Meeting will not by itself revoke a previously granted proxy. If you hold your shares in “street name,” your broker votes your shares and you should follow your broker’s instructions regarding the revocation of proxies.

What Should I Do If I Receive More Than One Set Of Voting Materials?
You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxies or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account. If you are a registered owner and your shares are registered in more than one name, you will receive more than one proxy card. Please vote each proxy and instruction card that you receive.

Where Can I Find The Voting Results Of The Annual Meeting?
The Company will publish final voting results of the Annual Meeting in a Current Report on Form 8-K filed with the Securities and Exchange Commission within four business days after the Annual Meeting on April 18, 2024.

What Do I Need To Do Now?
First, read this Proxy Statement carefully. Then, if you are a registered owner of shares of our common stock as of February 16, 2024, you should, as soon as possible, submit your proxy by executing and returning the proxy card or by voting by telephone or on the Internet. If you are the beneficial owner of shares held in “street name,” then you should follow the voting instructions of your broker or other nominee. Your shares will be voted in accordance with the directions you specify. If you submit an executed proxy card to the Company but fail to specify voting directions, your shares will be voted in accordance with the recommendations of the Board of Directors.
You Should Carefully Read this Proxy Statement in its Entirety.

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Proposal One – Election of Directors
Proposal One – Election of Directors
Our Restated Articles of Incorporation, as amended, provide that the number of directors shall not be less than two nor more than seventeen, with the exact number to be fixed by the shareholders or the Board. The Board of Directors proposes that the nominees for directors described below be elected for a term of one year and until their successors are duly elected and qualified. All nominees are currently serving as directors.
Each of the nominees has consented to serve the term for which he or she is nominated. If any nominee becomes unavailable for election, which is not anticipated, the directors’ proxies will vote for the election of such other person as the Board may nominate, unless the Board resolves to reduce the number of directors to serve on the Board and thereby reduce the number of directors to be elected at the Annual Meeting.
The Board of Directors Recommends that Shareholders Vote
FOR
Each of the Nominees Listed Herein

Directors and Executive Officers of the Company
The names of the Company’s directors and executive officers and their respective ages and positions as of February 16, 2024, are listed in the table below.

Name	Age	Positions Held with Home BancShares, Inc.	Positions Held with Centennial Bank
John W. Allison	77	Chairman of the Board, Chief Executive Officer and President	Director
Brian S. Davis	58	Chief Financial Officer, Treasurer and Director	Chief Financial Officer, Treasurer and Director
Jennifer C. Floyd	49	Chief Accounting Officer	Chief Accounting Officer
Tracy M. French	62	Director and Executive Officer	Chairman of the Board, Chief Executive Officer and President
Kevin D. Hester	60	Chief Lending Officer	Chief Lending Officer and Director
J. Stephen Tipton	42	Chief Operating Officer	Chief Operating Officer
Donna J. Townsell	53	Senior Executive Vice President, Director of Investor Relations and Director	Senior Executive Vice President and Director
Russell D. Carter, III	48	Executive Officer	Regional President
Milburn Adams	80	Director	Director
Robert H. Adcock, Jr.	75	Director	Director
Richard H. Ashley	68	Director	Director
Mike D. Beebe	77	Director	—
Jack E. Engelkes	74	Vice Chairman of the Board	Director
Karen E. Garrett	51	Director	—
J. Pat Hickman	71	Director	—
James G. Hinkle	75	Director	—
Alex R. Lieblong	73	Director	Advisory Director
Thomas J. Longe	61	Director	—
Jim Rankin, Jr.	56	Director	Director
Larry W. Ross	76	Director	Advisory Director

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Proposal One – Election of Directors

NOMINEES FOR DIRECTOR
The director nominees consist of the fifteen current members of the Board listed below. One of our current directors, Richard H. Ashley, is not standing for reelection to the Board at the Annual Meeting for personal reasons. Mr. Ashley has served for over 20 years on the boards of Home BancShares, Centennial Bank and our former subsidiary bank, Twin City Bank, as well as various board committees, providing extensive knowledge and insight into real estate financing and the banking business that has been invaluable in allowing the Company to maintain strong profitability and high asset quality through our substantial growth during his tenure on the Board. We wish him well and are deeply grateful for his leadership and years of dedicated service to our Company.
The biography of each of the nominees below contains information regarding the person’s service as a director, business experience, including but not limited to director positions held currently or at any time during the last five years, and the experiences, qualifications, attributes or skills that caused the Nominating Committee and the Board to determine that the person should serve as a director. In the biographies of our directors and executive officers below, and elsewhere in this Proxy Statement, we from time to time refer to certain former separately chartered bank subsidiaries that we merged into a single charter during 2008 and 2009 under the name Centennial Bank. These subsidiaries included First State Bank, Community Bank, Twin City Bank, Marine Bank, Bank of Mountain View and Centennial Bank (of Little Rock).

JOHN W. ALLISON AGE: 77 DIRECTOR SINCE: 1998 COMMITTEES: Asset/Liability Committee
EXPERIENCE
John W. Allison is the co-founder and has been the Executive Chairman of the Board of Home BancShares since 1998. During 2019, Mr. Allison was appointed President and Chief Executive Officer of Home Bancshares, which he had previously served as from 1998 to 2009. He also serves on the Asset/Liability Committee of Home BancShares. Mr. Allison has more than 40 years of banking experience, including service as Chairman of First National Bank of Conway from 1983 until 1998, and as a director of First Commercial Corporation from 1985 (when First Commercial acquired First National Bank of Conway) until 1998. At various times during his tenure on First Commercial’s board, Mr. Allison served as the Chairman of that company’s Executive Committee and as Chairman of its Asset Quality Committee. Prior to its sale to Regions Financial Corporation in 1998, First Commercial was a publicly traded company and the largest bank holding company headquartered in Arkansas, with approximately $7.3 billion in assets.
SKILLS & EXPERTISE
Mr. Allison is a successful business owner with extensive experience in the management of banks and bank holding companies. As the co-founder and Chief Executive Officer of Home BancShares, he has intimate knowledge of the issues facing our management, and he has been a guiding figure in the development of Home BancShares and its growth strategy. He is also the largest individual shareholder of Home BancShares, which the Board of Directors believes aligns his interests with those of our shareholders. Mr. Allison is the brother-in-law of Donna Townsell, one of our directors and executive officers.

BRIAN S. DAVIS AGE: 58 DIRECTOR SINCE: 2015 COMMITTEES: Asset/Liability Committee (Chair)
EXPERIENCE
Brian S. Davis has served as the Chief Financial Officer and Treasurer of Home BancShares and Centennial Bank and as a director of Home BancShares and Centennial Bank since July 2015. He also serves as Chairman of the Asset/Liability Committee of Home BancShares. Mr. Davis joined Home BancShares in 2004 as Director of Financial Reporting and added Investor Relations Officer to his responsibilities in 2006. In 2010, he was promoted to Chief Accounting Officer while continuing to serve as Investor Relations Officer until his promotion to Chief Financial Officer and Treasurer in 2015. He is a Certified Public Accountant with more than 30 years of banking experience, which includes serving as Vice President of Finance for Simmons First National Corporation, Controller of Simmons First Mortgage Company, and Assistant Vice President of Finance for Worthen Banking Corporation. Mr. Davis is a graduate of the University of Arkansas at Fayetteville.
SKILLS & EXPERTISE
Mr. Davis has extensive experience in financial and accounting matters relating to banks and bank holding companies. Through his current and previous roles with the Company, he provides an in-depth understanding of the Company’s financial condition on a current and historical basis, as well as knowledge and experience with internal controls, risk assessment, shareholder relations and management of the financial affairs of a public company.

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Proposal One – Election of Directors

MILBURN ADAMS AGE: 80 DIRECTOR SINCE: 2011 COMMITTEES: Audit and Risk Committee and Compensation and Leadership Development Committee
EXPERIENCE
Milburn Adams has been a director of Home BancShares since October 2011 and a director of Centennial Bank (formerly First State Bank) since 2004. He was appointed to the Audit and Risk Committee and the Compensation and Leadership Development Committee of Home BancShares in January 2012. Prior to Mr. Adams’ service with First State Bank, he spent 13 years with the Arkansas Department of Education, serving as an Area Supervisor of Special Education and Director of Evaluation and Admissions at the Arkansas School for the Deaf. This experience was followed by 19 years of service in the manufactured home business. From 1982 to 1986, he was responsible for the administration, sales, manufacturing, and distribution of manufactured homes throughout an eight state area as General Manager of Squire Homes. Mr. Adams was the President of Spirit Homes, Inc. of Conway, Arkansas, from 1986 to 1997. He served as a Division President of Cavalier Homes, Inc. from 1997 to 2000, when Spirit Homes was acquired by Cavalier Homes, Inc. of Alabama. From 2005 to the present, Mr. Adams has been an Operations Consultant for Reliance Health Care. Reliance, founded in 1998, provides administrative services to 41 skilled nursing facilities in Arkansas and Missouri.
SKILLS & EXPERTISE
Mr. Adams is an experienced business person, managing and operating several businesses in the central Arkansas area and has substantial knowledge of the banking business through his 20 years of service on the board of our bank subsidiary.

ROBERT H. ADCOCK, JR. AGE: 75 DIRECTOR From 1998 to 2003 and Since 2007 COMMITTEES: Asset/Liability Committee
EXPERIENCE
Robert H. Adcock, Jr. has been a director since July 2007. Mr. Adcock served as Vice Chairman of Home BancShares from 2007 to 2019.  He also serves on the Asset/Liability Committee of Home BancShares. Mr. Adcock is a co-founder of Home BancShares with Mr. Allison. He previously served as a director and Vice Chairman of Home BancShares from 1998 to 2003. In June 2003, Mr. Adcock stepped down from the Board of Directors of Home BancShares to become the Arkansas State Bank Commissioner. He was reappointed as Vice Chairman of Home BancShares in July 2007 upon completion of his four-year term as Arkansas State Bank Commissioner. Mr. Adcock retired from the First National Bank of Conway, Arkansas, in 1996 after more than 20 years of service. He presently operates a farming operation in Gould (Lincoln County), Arkansas, and has many real estate holdings in the Conway, Arkansas, area.
SKILLS & EXPERTISE
Mr. Adcock has an extensive background in banking, and as a co-founder of Home BancShares, he has a vast knowledge of the Company and our markets. His experience as Arkansas State Bank Commissioner gives him particular insight into regulatory matters affecting the Company and the bank, as well as contacts in the banking industry throughout Arkansas.

MIKE D. BEEBE AGE: 77 DIRECTOR SINCE: 2016 COMMITTEES: Compensation and Leadership Development Committee (Chair) and Asset/Liability Committee
EXPERIENCE
Mike D. Beebe has served as a director of Home BancShares since 2016. He is currently the Chairman of the Compensation and Leadership Development Committee and a member of the Asset/Liability Committee of Home BancShares. Mr. Beebe serves as a director of Tyson Foods, Inc. and a member of the Governors’ Council of the Bipartisan Policy Center in Washington, D.C. He previously served as Of Counsel for the Roberts Law Firm, P.A. in Little Rock, Arkansas. Mr. Beebe was the Governor of the State of Arkansas from 2007 to 2015 and the state’s Attorney General from 2003 to 2007, prior to which he served as a state senator for 20 years. Mr. Beebe began his law career in 1972, practicing law until 2002 at Lightle, Beebe, Raney, Bell and Simpson in Searcy, Arkansas. From 1974 to 1979, he was a member of the Board of Trustees at Arkansas State University. After receiving a Bachelor of Arts degree in political science from Arkansas State University in 1968, Mr. Beebe completed law school at the University of Arkansas while serving in the U.S. Army Reserve from 1968 to 1974.
SKILLS & EXPERTISE
Mr. Beebe’s extensive leadership experience, ability to collaborate and his long-time support and understanding of business bring an important perspective to the Board.

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Proposal One – Election of Directors

JACK E. ENGELKES AGE: 74 DIRECTOR SINCE: 2004 COMMITTEES: Audit and Risk Committee (Chair) and Compensation and Leadership Development Committee
EXPERIENCE
Jack E. Engelkes has served as Vice Chairman of Home BancShares since 2019 and has been a director of Home BancShares since 2004 and a director of Centennial Bank (formerly First State Bank) since 1998. He serves as Chairman of the Audit and Risk Committee and a member of the Compensation and Leadership Development Committee of Home BancShares. He also serves as Chairman of the Audit and Risk Committee of Centennial Bank. From 1995 to 1998, he served as a director of First National Bank of Conway. Mr. Engelkes served as managing partner in the accounting firm of Engelkes and Felts, Ltd. from 1990 through 2015. He was a director of the Conway Regional Medical Center from 2005 through 2016, and served as Chairman of the Conway Regional Medical Center Board during 2011 and 2012. He also served as Chairman of the Board of Conway Regional Health Foundation in 2006. Mr. Engelkes holds a bachelor’s degree in Business and Economics from Hendrix College in Conway.
SKILLS & EXPERTISE
Mr. Engelkes is a Certified Public Accountant and has extensive knowledge and experience in accounting, auditing and financial reporting. He has a strong understanding of the banking business, and particularly the Company, through his combined service over the past 25 years as a director of Home BancShares, our subsidiary bank and First National Bank of Conway. Based on that service and his other directorships, he offers valuable experience with respect to corporate governance and compensation matters.

TRACY M. FRENCH AGE: 62 DIRECTOR SINCE: 2015 COMMITTEES: Asset/Liability Committee
EXPERIENCE
Tracy M. French has served as a director of Home BancShares and as Chief Executive Officer and President of Centennial Bank since January 2015. In 2019, Mr. French was appointed as Chairman of Centennial Bank. He also serves on the Asset/Liability Committee of Home BancShares. From 2009 to January 2015, Mr. French served as a Regional President for Centennial Bank. He was the President and Chief Executive Officer and a director of our former bank subsidiary, Community Bank, from 2002 to 2009.
SKILLS & EXPERTISE
Mr. French has over 35 years of banking experience. He is a graduate of the University of Arkansas at Fayetteville and the Southwestern Graduate School of Banking at Southern Methodist University. Based on his extensive banking and management experience, Mr. French provides significant strategic and operational insights into the management of the Company and our bank subsidiary.

KAREN E. GARRETT AGE: 51 DIRECTOR SINCE: 2017 COMMITTEES: Audit and Risk Committee and Asset/Liability Committee
EXPERIENCE
Karen E. Garrett has served as a director of Home BancShares since 2017. She serves on the Audit and Risk Committee and the Asset/Liability Committee of Home BancShares. Ms. Garrett currently serves as the Managing Partner of HCJ CPA’s & Advisors, PLLC (“HCJ”) (formerly known as Hudson, Cisne & Co., LLP), a certified public accounting firm in Little Rock, Arkansas. Ms. Garrett has been a Certified Public Accountant with HCJ since 1996 and previously served as the firm’s personnel and recruiting coordinator for ten years. She has been a member of the Accounting Advisory Board for both the University of Central Arkansas and the University of Arkansas at Little Rock, and she served a five-year term on the Arkansas State Board of Accountancy from 2010 to 2015. She currently serves on the Conway Development Corporation Board.
SKILLS & EXPERTISE
Ms. Garrett was the first female recipient of the Associated General Contractors of Arkansas annual Distinguished Service Award for 20 years of service to the construction industry in 2015. She is a graduate of the University of Central Arkansas in Conway, Arkansas. Ms. Garrett provides valuable leadership experience and expertise in tax accounting, auditing, financial statement analysis, leadership succession planning, business consulting and personnel management and recruiting.

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Proposal One – Election of Directors

J. PAT HICKMAN AGE: 71 DIRECTOR SINCE: 2022 COMMITTEES: Audit and Risk Committee
EXPERIENCE
J. Pat Hickman was appointed as a director of Home BancShares, Inc. and a member of its Audit and Risk Committee in April 2022, following the acquisition of Happy Bancshares, Inc. He was the founding CEO, President and Chairman of the Board of Happy Bancshares, Inc. and served in the capacity of Chairman and Chief Executive Officer of Happy State Bank for 30 years. Born and reared in Canyon, Texas, Mr. Hickman has 48 years of banking experience. He currently serves on the Texas Tech Foundation board. He was appointed by Texas Governor Greg Abbott to the Texas Economic Development Corporation from 2019-2022, serving as its Treasurer. He also serves on the Executive Committee of the Texas Tech University Rawls College of Business Excellence in Banking program. Mr. Hickman currently serves as the Chairman of the Cultural Foundation of the Texas Panhandle and the Board of Directors of the Panhandle-Plains Historical Museum. He has served on the boards of several civic and volunteer organizations including the Canyon Independent School District Board of Trustees (1990-1999) and Co-Chairman for the Amarillo-Canyon United Way Campaign. Mr. Hickman also served on the Board of Directors of the Independent Bankers Association of Texas (as Chairman in 2003-2004), the Texas Banking Commissioner’s Council and Amarillo Community Prayer Breakfast.
SKILLS & EXPERTISE
Mr. Hickman has 48 years of banking and executive management experience. Through his service as an officer and director of former Happy State Bank and Happy Bancshares, Inc., he has substantial familiarity with the Company’s operational footprint in Texas.

JAMES G. HINKLE AGE: 75 DIRECTOR SINCE: 2005 COMMITTEES: Nominating and Corporate Governance Committee and Audit and Risk Committee
EXPERIENCE
James G. Hinkle has been a director of Home BancShares since 2005. Mr. Hinkle currently serves as a member of the Nominating and Corporate Governance Committee and the Audit and Risk Committee of Home BancShares and has previously served on our Asset/Liability Committee. He has over 40 years of banking experience. Mr. Hinkle currently serves on the Arkansas State Police Commission. He served as Chairman of the former Bank of Mountain View from 2005 until its charter was merged into Centennial Bank in 2009. From 1995 to 2005, he served as President of Mountain View BancShares, Inc., until the company’s merger into Home BancShares. He served as President of the Bank of Mountain View from 1981 to 2005. From 1996 to 2003, Mr. Hinkle served on the Arkansas Game and Fish Commission. From 2003-2018, Mr. Hinkle was a director of the National Wild Turkey Federation, a national nonprofit conservation and hunting organization.
SKILLS & EXPERTISE
Mr. Hinkle has a lengthy background in banking and executive management through his long-time service as an officer and director of the former Bank of Mountain View and Mountain View Bancshares. In addition, he has particular knowledge of the Company’s customer base in North Central Arkansas.

ALEX R. LIEBLONG AGE: 73 DIRECTOR SINCE: 2003 COMMITTEES: Nominating and Corporate Governance Committee and Audit and Risk Committee
EXPERIENCE
Alex R. Lieblong has been a director of Home BancShares since 2003. He has served as an advisory director of Centennial Bank (formerly First State Bank) since 2002, and he served as a director of First State Bank from 1998 to 2002. He also serves as a member of the Audit and Risk Committee of Home BancShares and has previously served as Chairman of the Nominating and Corporate Governance Committee. Mr. Lieblong currently serves on the board of directors of Ballard Petroleum, a privately held energy company. Since 1997, Mr. Lieblong has been an owner and general principal in the brokerage firm of Lieblong & Associates, Inc. Prior to Lieblong & Associates, Inc., he held management positions with Paine Webber, Merrill Lynch, and E.F. Hutton. Mr. Lieblong was a founder and has been managing partner of Key Colony Fund, L.P., a hedge fund, since 1998. He served as a director of Deltic Timber from 1997 to February 2007. He also served as a director of Lodgian, Inc., a publicly traded owner and operator of hotels, from 2006 to 2010.
SKILLS & EXPERTISE
Mr. Lieblong has extensive experience in the financial services industry and over a decade of experience as a director of other publicly traded and privately held companies. He has substantial knowledge of financial, regulatory, corporate governance and other matters affecting public companies which the Board of Directors believes is valuable to the Company.

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Proposal One – Election of Directors

THOMAS J. LONGE AGE: 61 DIRECTOR SINCE: 2014 COMMITTEES: Audit and Risk Committee and Nominating and Corporate Governance Committee
EXPERIENCE
Thomas J. Longe has served as a director of Home BancShares since 2014. He currently serves on the Audit and Risk Committee and the Nominating and Corporate Governance Committee. Mr. Longe is the President and Chief Executive Officer of The Trianon Companies, which is involved in the acquisition, development, management and financing of commercial and residential real estate developments. He is the former Chairman, CEO and President of TIB Financial Corporation (“TIB Financial”), which was a publicly traded bank holding company in Florida with $1.8 billion in assets.
SKILLS & EXPERTISE
Mr. Longe began his career as a loan officer and credit analyst at Bank One, Columbus, N.A. and Comerica Bank. He graduated from Albion College with a Bachelor of Arts in Economics and from the University of Detroit with a Masters of Business Administration. Mr. Longe brings a wealth of knowledge and experience in banking and real estate development, as well as experience managing a publicly held bank holding company and particular familiarity with our South Florida markets and the Florida Keys.

JIM RANKIN, JR. AGE: 56 DIRECTOR SINCE: 2017 COMMITTEES: Nominating and Corporate Governance Committee (Chair), Compensation and Leadership Development Committee and Asset/Liability Committee
EXPERIENCE
Jim Rankin, Jr. has served as a director of Home BancShares since 2017. He serves as Chairman of the Nominating and Corporate Governance Committee, and a member of the Compensation and Leadership Development Committee and the Asset/Liability Committee of Home BancShares. Mr. Rankin has served as President of Trinity Development Company and Four Winds, Inc., two family-owned real estate development and management companies with primary business interests in Faulkner County, Arkansas, since 1999. Mr. Rankin is also an attorney serving in private practice since 1993. Mr. Rankin has been a director of our bank subsidiary, Centennial Bank, since 2001. He is a former director and former chairman of the Conway Regional Heath System, a director of the Conway Development Corporation and a former chair of the board of directors of the Conway Regional Health System Foundation. Mr. Rankin was also appointed to serve on the Board of Trustees for the University of Central Arkansas He is a graduate of the University of Arkansas at Fayetteville and received his Juris Doctor from the University of Arkansas at Little Rock School of Law.
SKILLS & EXPERTISE
Mr. Rankin brings substantial experience and expertise in residential and commercial real estate, law and banking, and health services in addition to his knowledge and understanding of our business as a current director of Centennial Bank.

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Proposal One – Election of Directors

LARRY W. ROSS AGE: 76 DIRECTOR SINCE: 2021 COMMITTEES: Audit and Risk Committee and Asset/Liability Committee
EXPERIENCE
Larry W. Ross was appointed as a director of Home BancShares, Inc. in January 2021. Mr. Ross serves on the Audit and Risk Committee and the Asset/Liability Committee of Home BancShares. He also serves as a member of the Centennial Bank Little Rock regional advisory board of directors where he has served since 2005. Mr. Ross is a member of the North Little Rock Rotary Club, where he served as Past President. Mr. Ross is the former President of Ross Consulting Service, LLC and is a retired executive from AT&T/Southwestern Bell with more than 30 years of service. He is a retired Presiding Elder in the Christian Methodist Church, where he presided over 75 pastors and congregations in Arkansas. Mr. Ross is the former Chair of the Arkansas Independent Citizens Commission and former Chair of the State of Arkansas Ethics Commission. He is a graduate of Philander Smith College in Little Rock, Arkansas, with a Bachelor of Arts Degree, and a Masters of Science in Education Degree from State College of Arkansas, now the University of Central Arkansas in Conway, with additional graduate studies at the University of Indiana-Bloomington and Arkansas State University in Jonesboro.
SKILLS & EXPERTISE
Mr. Ross’ extensive business and leadership experience, his extensive community involvement and his knowledge of our Little Rock market through his membership on our Little Rock Region Advisory Board bring valuable insight to the Board.

DONNA J. TOWNSELL AGE: 53 DIRECTOR SINCE: 2019 COMMITTEES: Asset/Liability Committee
EXPERIENCE
Donna J. Townsell was appointed as a director of Home BancShares, Inc. and Centennial Bank in February 2019. She serves on the Asset/Liability Committee of Home BancShares. Ms. Townsell has served as the Senior Executive Vice President of Home BancShares and Centennial Bank since October 2015. Since May 2018, she has served as Director of Investor Relations for Home BancShares, and from August 2016 to May 2018, she served as Director of Marketing for Centennial Bank. Prior to becoming Senior Executive Vice President, Ms. Townsell served as Project Manager for Centennial Bank and led the bank’s Build-A-Better-Bank (“B3”) campaign, which included the successful effort to improve the Company’s efficiency ratio, a long-term corporate goal of the Company.
SKILLS & EXPERTISE
Ms. Townsell joined the Company in 2007. She is a graduate of the University of Central Arkansas in Conway, Arkansas, and is the sister-in-law of the Company’s Chairman, John W. Allison. Ms. Townsell provides significant knowledge of the Company and its operations, along with experience and understanding of shareholder and investor relations, which the Board believes are valuable to the Company.

Executive Officers
The biography below of each of our executive officers who is not a member of our Board of Directors contains information regarding the person’s business experience, including but not limited to positions held currently or at any time during the last five years.
Russell D. Carter, III
Russell D. Carter, III was named Executive Officer of Home BancShares in January 2018 and has served as a Regional President for Centennial Bank since 2013. He currently serves on the bank’s Executive Loan Committee and Executive Risk Committee and is Chairman of the bank’s regional board of directors for North Arkansas. Mr. Carter was appointed to the board of directors of the Federal Reserve Bank Memphis Branch in 2019. Mr. Carter has over 20 years of banking experience and is a licensed attorney. He holds a Juris Doctor degree with honors from the University of Arkansas at Little Rock’s William H. Bowen School of Law and a bachelor’s degree in finance from Arkansas State University in Jonesboro, Arkansas. He is an alumnus of the Graduate School of Banking at Louisiana State University in Baton Rouge. Mr. Carter served as a state representative in the Arkansas House of Representatives from January 2009 to January 2015 and served as the Speaker of the House from January 2013 to January 2015.

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Proposal One – Election of Directors
Jennifer C. Floyd
Jennifer C. Floyd has served as the Chief Accounting Officer of Home BancShares and Centennial Bank since July 2015. From July 2015 to May 2018, she also served as Investor Relations Officer for Home BancShares. Ms. Floyd joined the Company in June 2015 as Director of Financial Reporting. She began her career with Deloitte & Touche, LLP in 1997, primarily auditing public and private financial institutions, and served as Senior Manager until joining the Company. Ms. Floyd is a Certified Public Accountant and a graduate of Harding University in Searcy, Arkansas, where she received a bachelor’s degree in accounting and marketing.
Kevin D. Hester
Kevin D. Hester joined Centennial Bank (formerly First State Bank) in 1998 as Executive Vice President of Lending and became Chief Lending Officer of Home BancShares in 2010. He has more than 35 years of banking experience. From 1985 to 1998, Mr. Hester held various positions at First Commercial Corporation, including Executive Vice President of Lending at First Commercial’s Kilgore, Texas, affiliate. Mr. Hester is a graduate of the University of Central Arkansas with a bachelor’s degree in accounting and is an honor graduate of the National Commercial Lending School in Norman, Oklahoma. He is a former board member of the National Association of Government Guaranteed Lenders (NAGGL) and is still active within the organization.
J. Stephen Tipton
J. Stephen Tipton was appointed to serve as the Chief Operating Officer of Home BancShares and Centennial Bank in August 2015. Mr. Tipton previously served as a Regional Vice President of Centennial Bank. He began his banking career in 2005 and joined Centennial Bank in 2006. Prior to becoming Regional Vice President, Mr. Tipton served as Director of Credit Risk Management during 2013 and as a Commercial Lender from 2009 to 2012. Mr. Tipton has a vast array of experience in retail, business development, lending and acquisitions. He is a graduate of the University of Arkansas at Fayetteville.

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Corporate Governance
Corporate Governance

Duties of the Board
The Board of Directors has the responsibility to serve as the trustee for the shareholders. It also has the responsibility for establishing broad corporate policies and for the overall performance of the Company. The Board, however, is not involved in day-to-day operating details. Members of the Board are kept informed of the Company’s business through discussion with the Chief Executive Officer, Chief Financial Officer and other officers, by reviewing analyses and reports sent to them quarterly, and by participating in Board and Committee meetings.

Corporate Governance Guidelines and Policies
We believe that good corporate governance helps ensure that the Company is managed for the long-term benefit of its shareholders. We continue to review our corporate governance policies and practices, corporate governance rules and regulations of the Securities and Exchange Commission (the “SEC”), and the listing rules of the New York Stock Exchange on which our common stock is traded. The Board has adopted various corporate governance policies to assist the Board in the exercise of its responsibilities to the Company and its shareholders. These policies address, among other items, director independence and director qualifications. You can access and print our corporate governance policies, including the charters of our Audit and Risk Committee, Compensation and Leadership Development Committee, Nominating and Corporate Governance Committee, our Corporate Code of Ethics for Directors, Executive Officers and Employees, our Corporate Governance Guidelines and other Company policies and procedures required by applicable law or regulation on our website at www.homebancshares.com under the caption “Investor Relations”/“Overview”/“Governance Documents.”

Director Independence
New York Stock Exchange rules require that a majority of the directors of NYSE-listed companies be “independent.” For a director to be “independent” under the NYSE’s rules, the Board of Directors must affirmatively determine that the director has no material relationship with the Company, including its subsidiaries, either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company. Certain categories of persons are deemed not to be independent under the NYSE rules, such as persons who are or have been employed by the listed company within the last three years, and persons who have received (or whose immediate family members have received) payments exceeding a specified amount from the listed company during any twelve-month period within the last three years, excluding payments that are not of a disqualifying nature (such as compensation for board service and pension or other forms of deferred compensation for prior service). NYSE rules impose somewhat more stringent independence requirements on persons who serve as members of the audit committee or the compensation committee of a listed company.
Of the sixteen persons who currently serve on our Board of Directors, we believe that Messrs. Adams, Adcock, Ashley, Beebe, Engelkes, Hickman, Hinkle, Lieblong, Longe, Rankin, Ross and Ms. Garrett are “independent” for purposes of NYSE rules. Messrs. Allison, Davis, French and Ms. Townsell are not considered independent because they are officers of Home BancShares. The Board has also determined that no member of the Audit and Risk Committee, Compensation and Leadership Development Committee or Nominating and Corporate Governance Committee has any material relationship with the Company (either directly or indirectly as a partner, shareholder or officer of an organization that has a relationship with the Company) and that all members of these committees meet the criteria for independence under the NYSE Listed Company Manual.

Board Structure and Role in Risk Oversight
The Board of Directors believes that it should maintain the flexibility to select its leadership structure from time to time based on the criteria that it deems to be in the best interests of the Company and its shareholders. At this time, the offices of the Chairman of the Board and the Chief Executive Officer are combined, with Mr. Allison serving as Chairman and CEO. The Board believes that combining the Chairman and CEO positions is the right corporate governance structure for the Company at this time because it most effectively utilizes Mr. Allison’s extensive experience and knowledge of the Company and the industry and provides for the most efficient leadership of our Board and Company. However, while the Board has combined the positions of Chairman and CEO of our holding company, the Company maintains a separate CEO and President of our bank subsidiary. The Board believes that having a separate CEO of our bank subsidiary serves to facilitate and strengthen the succession of management of the Company and allows for greater oversight by the Board of the Company’s operations.
The Board is actively involved in oversight of risks that could affect the Company. This oversight is conducted primarily through committees of the Board, as disclosed in the description of each of the committees below and in the charters of each of the committees, but the full Board has retained responsibility for general oversight of risks. The Board satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

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Corporate Governance

Code of Ethics
We have adopted a Code of Ethics that applies to all of our directors, officers, and employees. We believe our Code of Ethics is reasonably designed to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of conflicts of interest, full, fair and accurate disclosure in filings and other public communications made by us, compliance with applicable laws, prompt internal reporting of ethics violations, and accountability for adherence to the Code of Ethics. This Code of Ethics is published in its entirety on our website at www.homebancshares.com under the caption “Investor Relations”/“Overview”/“Governance Documents.” We will post on our website any amendment to this code and any waivers of any provision of this code made for the benefit of any of our senior executive officers or directors.

Derivative Trading and Hedging
We have a policy that all Company directors, officers and other employees who possess material nonpublic information regarding the Company should refrain from trading in put and call options on the Company’s securities. We believe these types of hedging instruments create an enticement for abusive trading and can give the unwelcome appearance of betting against the Company.

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Board Meetings and Committees of the Board
Board Meetings and Committees of the Board
The business of the Company is managed under the direction of the Board of Directors, who meet on a regularly scheduled basis during the calendar year to review significant developments affecting the Company and to act on matters that require Board approval. Special meetings are also held when Board action is required on matters arising between regularly scheduled meetings. Written consents to action without a meeting may be obtained if the Company deems it more appropriate.
All members of the Board are strongly encouraged to attend each meeting of the Board and meetings of the Board committees on which they serve, as well as the Annual Meeting. The Board of Directors held four regularly scheduled meetings and one special meeting during calendar year 2023. During this period each of our current Board members, except Mr. Ashley, participated in at least 75% of the aggregate of the meetings of the Board and the Board committees on which the director served during the period in which the member served as a director. In addition, all of the current Board members attended the Company’s Annual Meeting in 2023. As a health and safety precaution, our non-employee Board members attended the 2023 Annual Meeting by teleconference. Our meeting attendance policy for directors is included in our “Corporate Governance Guidelines” published on our website at www.homebancshares.com under the caption “Investor Relations”/“Overview”/“Governance Documents.”
Our Board of Directors has four standing committees: the Audit and Risk Committee, the Compensation and Leadership Development Committee, the Nominating and Corporate Governance Committee and the Asset/Liability Committee. Committee members are elected annually by the Board and serve until their successors are elected and qualified or until their earlier resignation or removal.
The following table discloses the Board members who serve on each of the Board’s committees and the number of meetings held by each committee during calendar year 2023. No changes to the composition of the Board’s committees are anticipated in 2024, except that Mr. Ashley will no longer serve on these committees upon the completion of his current term at the Annual Meeting.

Committees of the Board

	Audit	Compensation	Nominating and Corporate Governance	Asset/Liability
Milburn Adams	X	X
Robert H. Adcock, Jr.				X
John W. Allison				X
Richard H. Ashley		X		X
Mike D. Beebe		Chair		X
Brian S. Davis				Chair
Jack E. Engelkes	Chair	X
Tracy M. French				X
Karen E. Garrett	X			X
J. Pat Hickman	X
James G. Hinkle	X		X
Alex R. Lieblong	X		X
Thomas J. Longe	X		X
Jim Rankin, Jr.		X	Chair	X
Larry W. Ross	X			X
Donna J. Townsell				X
Number of Meetings	5	2	1	4

Audit and Risk Committee
The Audit and Risk Committee assists the Board in fulfilling its oversight responsibility relating to the integrity of our accounting and financial reporting processes and our financial statements, our compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of our internal audit function and our independent auditors and our system of risk management. In fulfilling its duties, the Audit and Risk Committee, among other things:
•prepares the Audit Committee report for inclusion in the annual proxy statement;
•appoints, compensates, retains and oversees the independent auditors;

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Board Meetings and Committees of the Board
•pre-approves all auditing and appropriate non-auditing services performed by the independent auditor;
•discusses with the internal and independent auditors the scope and plans for their respective audits;
•reviews the results of each quarterly review and annual audit by the independent auditors;
•reviews the Company’s financial statements and related disclosures in the Company’s quarterly and annual reports prior to filing with the SEC;
•reviews the Company’s policies with respect to risk assessment and risk management;
•reviews the effectiveness of the Company’s internal control over financial reporting and its internal audit function;
•establishes procedures for handling complaints regarding accounting, internal accounting controls, and auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding such matters; and
•reviews the Company’s legal and regulatory compliance programs.
The Board of Directors has adopted a written charter for the Audit and Risk Committee that meets the applicable standards of the SEC and NYSE. A copy of the Audit and Risk Committee Charter is published on our website at www.homebancshares.com under the caption “Investor Relations”/“Overview”/“Governance Documents.”
The Audit and Risk Committee is comprised of Jack E. Engelkes, Chairman, Milburn Adams, Karen E. Garrett, J. Pat Hickman, James G. Hinkle, Alex R. Lieblong, Thomas J. Longe and Larry W. Ross. The Board has determined that each member of the Committee satisfies the independence requirements of the NYSE Listed Company Manual and applicable SEC regulations, that each member of the Committee is financially literate, knowledgeable and qualified to review financial statements, and that Mr. Engelkes and Ms. Garrett each has the attributes of an “audit committee financial expert” as defined by the regulations of the SEC.

Compensation and Leadership Development Committee
The Compensation and Leadership Development Committee (the “Compensation Committee”) aids the Board in discharging its responsibility with respect to the compensation of our executive officers and directors. The Compensation Committee is responsible for evaluating and approving the Company’s compensation plans and policies and for communicating the Company’s compensation policies to shareholders in our annual proxy statement. In fulfilling its duties, the Compensation Committee, among other things:
•reviews and approves corporate goals and objectives relevant to the compensation of our Chairman and our CEO;
•evaluates the performance and determines the annual compensation of the Chairman and the CEO in accordance with these goals and objectives;
•reviews and approves the amounts and terms of the annual compensation for our other executive officers;
•reviews and approves employment agreements, severance agreements or arrangements, retirement arrangements, change-in-control agreements/provisions and special supplemental benefits for the executive officers;
•reviews and makes recommendations to the Board with respect to incentive based compensation plans and equity based plans, and establishes criteria for and grants awards to participants under such plans;
•reviews and recommends to the Board the compensation for our directors; and
•reviews and recommends to the Board that the Compensation Discussion and Analysis be included in the annual proxy statement and Form 10-K annual report.
The Board of Directors has adopted a written charter for the Compensation Committee that meets the applicable standards of the SEC and NYSE. The Compensation Committee Charter is published on our website at www.homebancshares.com under the caption “Investor Relations”/“Overview”/“Governance Documents.”
The Compensation Committee is comprised of Mike D. Beebe, Chairman, Milburn Adams, Richard H. Ashley, Jack E. Engelkes and Jim Rankin, Jr. The Board has determined that each member of the Committee satisfies the independence requirements of the NYSE Listed Company Manual and qualifies and as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and as a “nonemployee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.
The Compensation Committee charter authorizes the Committee to delegate to subcommittees of the Committee any responsibility the Committee deems necessary or appropriate. The Committee shall not, however, delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.

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Board Meetings and Committees of the Board
The Chairman and CEO, after consulting with executive officers and others, makes recommendations to the Committee regarding the form and amount of compensation paid to each executive officer. Additionally, the Chairman and CEO, our Chief Operating Officer (“COO”) and the CEO of our bank subsidiary attend the Committee meetings and answer questions and provide information to the Committee as requested. This normally includes a history of the primary compensation components for each executive officer, including an internal pay equity analysis. The Committee then considers the recommendations of the Chairman and CEO, the information provided by the COO and the CEO of our bank subsidiary, historical compensation of each executive, and other factors. Based on this information, the Committee sets the compensation for the executive officers and reports its decisions to the Board of Directors. The executive officers do not make any recommendations with regard to director compensation. Although the executive officers are involved in the process of evaluating compensation, including their own, the final decision is made by the Committee or the Board. The Committee understands the inherent conflict in obtaining information from the Chairman and CEO and other executive officers, but believes that this information is valuable in determining the appropriate compensation. The Chairman and CEO is not present during the Committee’s deliberations or voting regarding his compensation.
Historically, the Committee meets each year in December and/or January to discuss any new compensation issues, the compensation, bonus and incentive plan award analyses and, if applicable, the engagement of a compensation consultant for annual executive and director compensation. The Committee also meets in December and/or January to, among other things:
•review and discuss the recommendations made by the Chairman and CEO;
•review the performance of the Company and the individual officers;
•review the level to which the Company’s performance goals, as applicable, were attained and approve short-term cash bonus and long-term incentive awards; and
•determine the executive officers’ base salaries for the following year.
Management also advises the full Board, including the Committee members, throughout the year of new issues and developments regarding executive compensation.

Compensation Committee Interlocks and Insider Participation
During 2023, Messrs. Adams, Ashley, Beebe, Engelkes and Rankin served as members of the Compensation Committee. None of these five directors during 2023 or at any previous time served as an officer or employee of Home BancShares or our bank subsidiary. During 2023, none of our executive officers served as a director or member of the compensation committee (or group performing equivalent functions) of any other entity for which any of our independent directors served as an executive officer.

Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee develops and maintains the corporate governance policies of the Company. The Committee’s responsibilities include, among other things:
•developing and maintaining the Company’s corporate governance policies;
•identifying, screening and recruiting qualified individuals to become Board members;
•making recommendations regarding the composition of the Board and its committees;
•assisting the Board in assessing the Board’s effectiveness;
•assisting management in preparing the disclosures regarding the Committee’s operations to be included in the Company’s annual proxy statement; and
•reviewing and approving all related party transactions required to be disclosed in our annual proxy statement.
The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee that meets the applicable standards of the SEC and NYSE. The Nominating and Corporate Governance Committee Charter is published on our website at www.homebancshares.com under the caption “Investor Relations”/“Overview”/“Governance Documents.”
The Nominating and Corporate Governance Committee is comprised of Jim Rankin, Jr., Chairman, James G. Hinkle, Alex R. Lieblong and Thomas J. Longe. The Board has determined that all members of the Committee satisfy independence requirements of the NYSE Listed Company Manual. The Nominating and Corporate Governance Committee met on January 19, 2024, to select director nominees to be voted on at the Annual Meeting.

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Board Meetings and Committees of the Board

Director Candidate Qualifications
The Company’s Directorship Guidelines and Selection Policy outlines the qualifications the Nominating and Corporate Governance Committee looks for in a director nominee. Generally, the candidate should possess:
•relevant business and financial expertise and experience, including an understanding of fundamental financial statements;
•the highest character and integrity and a reputation for working constructively with others;
•sufficient time to devote to meetings and consultation on Board matters; and
•freedom from conflicts of interest that would interfere with performance as a director.
More specifically, the Nominating Committee seeks candidates who possess various qualifications, skills, or other factors it deems appropriate. These factors may include leadership experience in business or other relevant fields, knowledge of the Company and the financial services industry, experience in serving as a director of another financial institution or public company generally, education, wisdom, integrity, analytical ability, familiarity with and participation in the communities served by the Company and its subsidiaries, commitment to and availability for services as a director, and any other factors the Committee deems relevant.
In addition, the Board of Directors has adopted a policy under which a director will not be eligible to stand for re-election once he or she has reached 75 years of age or if he or she will reach the age of 75 during the first six months of the calendar year in which he or she is to stand for re-election. However, our Board of Directors has granted a waiver of this mandatory retirement age to Milburn Adams, Robert H. Adcock, John W. Allison, Mike D. Beebe, James G. Hinkle and Larry W. Ross until the Company’s 2025 Annual Meeting of Shareholders.

Director Nominations Process
After assessing and considering prevailing business conditions of the Company, legal and listing standard requirements for Board composition, the size and composition of the current Board, and the skills and experience of current Board members, any of the Chairman, the Nominating Committee or any Board member may identify the need to add a Board member or to fill a vacancy on the Board. The Committee identifies qualified director nominees from among persons known to the members of the Committee, by reputation or otherwise, and through referrals from trusted sources, including senior management, existing Board members, shareholders and independent consultants hired for such purpose. The Committee may request that senior officers of the Company assist the Committee in identifying and assessing prospective candidates who meet the criteria established by the Board. The Committee will consider director candidates recommended by shareholders in accordance with the procedures set forth in the Company’s policy regarding director recommendations by shareholders. This policy is described above under the caption “Can a Shareholder Nominate a Director?” and is published on our website at www.homebancshares.com under the caption “Investor Relations”/“Overview”/“Governance Documents.” The Committee intends to evaluate any candidate recommended by a shareholder in the same manner in which it evaluates candidates recommended by other sources, according to the criteria described below.
The Nominating Committee evaluates candidates based upon the candidate’s qualifications, recommendations, or other relevant information, which may include a personal interview. The Nominating Committee has determined that the Board as a whole must have the right diversity, mix of characteristics and skills for the optimal functioning of the Board in its oversight of the Company. The Board believes it should be comprised of persons with skills in areas such as banking, finance, accounting, sales and marketing, law, strategic planning and leadership of large, complex organizations. The Nominating Committee prefers a mix of background and experience among the Board’s members but does not follow any ratio or formula to determine the appropriate mix. Rather, it uses its judgment to identify nominees whose backgrounds, attributes and experiences, taken as a whole, will contribute to the high standards of Board service to the Company. Since 2017, the Board has elected Karen E. Garrett and Larry W. Ross, who are both considered independent directors, and Donna J. Townsell to the Board, resulting in increased gender and racial diversity of our Board members and broadening the Board’s expertise and imparting fresh new perspectives.
In addition to the targeted skill areas, the Nominating Committee looks for a strong record of achievement in key knowledge areas that it believes are critical for directors to add value to a Board including:
•Strategy – knowledge of the Company’s business model, the formulation of corporate strategies, knowledge of key competitors and banking markets;
•Leadership – skills in coaching senior executives and the ability to assist in their development;
•Organizational issues – understanding of strategy implementation, management processes, group effectiveness and organizational design;
•Relationships – understanding how to interact with investors, regulatory bodies, and communities in which the Company operates;

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Board Meetings and Committees of the Board
•Functional – understanding of finance matters, financial statements and auditing procedures, technical expertise, legal issues, information technology and marketing; and
•Ethics – the ability to identify and raise key ethical issues concerning the activities of the Company and senior management as they affect the business community and society.
The Committee meets to consider and approve the candidates to be presented to the Board. The Committee then presents its proposed nominees to the full Board. The Board considers the recommendations of the Committee and approves candidates for nomination.
The Directorship Guidelines and Selection Policy is published on our website at www.homebancshares.com under the caption “Investor Relations”/“Overview”/“Governance Documents.”
If a shareholder desires to nominate a director candidate for election at the Annual Meeting but does not intend to recommend the candidate for consideration by the Committee and inclusion in the Company’s proxy materials for the Annual Meeting, such shareholder must comply with the procedural and informational requirements described in Section 9 of Article II of the Company’s Bylaws, a copy of which may be obtained upon written request to the Secretary of the Company.

Asset/Liability Committee
Our Asset/Liability Committee consists of Brian S. Davis, Chairman, Robert H. Adcock, Jr., John W. Allison, Richard H. Ashley, Mike D. Beebe, Tracy M. French, Karen E. Garrett, Jim Rankin, Jr., Larry W. Ross and Donna J. Townsell. The Asset/Liability Committee meets quarterly and is primarily responsible for:
•development and control over the implementation of liquidity, interest rate and market risk management policies;
•review of interest rate movements, forecasts, and the development of the Company’s strategy under specific market conditions; and
•continued monitoring of the overall asset/liability structure of our bank subsidiary to minimize interest rate sensitivity and liquidity risk.

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Director Compensation
Director Compensation
The following table sets forth elements of compensation awarded to or paid by us to our directors, other than our directors who are named executive officers, during the fiscal year ended December 31, 2023:

Director Compensation Table

Name	Fees earned or paid in cash (1)	Stock awards (2)(3)	Option awards (2)(3)	Non-equity incentive plan compensation	Change in pension value and nonqualified compensation earnings	All other compensation (4)		Total
Milburn Adams	$77,200	$67,290	$—	$—	$—	$4,320		$148,810
Robert H. Adcock, Jr.	66,675	67,290	—	—	—	5,684		139,649
Richard H. Ashley	174,450	67,290	—	—	—	4,320		246,060
Mike D. Beebe	53,000	67,290	—	—	—	4,320		124,610
Jack E. Engelkes	238,200	67,290	—	—	—	4,320		309,810
Karen E. Garrett	69,000	67,290	—	—	—	4,320		140,610
J. Pat Hickman	42,250	67,290	—	—	—	4,643		114,183
James G. Hinkle	48,900	67,290	—	—	—	4,320		120,510
Alex R. Lieblong	47,750	67,290	—	—	—	4,320		119,360
Thomas J. Longe	189,800	67,290	—	—	—	4,320		261,410
Jim Rankin, Jr.	197,400	67,290	—	—	—	4,320		269,010
Larry W. Ross	54,100	67,290	—	—	—	3,720		125,110
Donna J. Townsell (5)	—	67,290	—	201,600	—	386,501	(6)	655,391
(1)Includes Company Board of Directors and committee retainers and fees, subsidiary bank director fees, subsidiary bank advisory board fees and subsidiary bank committee fees.
(2)Restricted stock awards and stock options are based on the grant date fair value and are calculated pursuant to the provisions of FASB ASC Topic 718 “Compensation – Stock Compensation.” On January 20, 2023, each of our then serving directors was granted 3,000 restricted shares of our common stock with a grant date fair value of $22.43 per share.
(3)As of December 31, 2023, each of our non-employee directors, except for Mr. Hickman, held 6,000 restricted shares of our common stock and the following aggregate number of outstanding options to acquire our common stock: Mr. Ashley, 12,000 and Mr. Longe, 8,000. Mr. Adams, Mr. Adcock, Mr. Beebe, Mr. Engelkes, Ms. Garrett, Mr. Hinkle, Mr. Lieblong and Mr. Rankin each held no options to acquire our common stock as of December 31, 2023. Mr. Hickman held 3,000 restricted shares of our common stock and no options to acquire our common stock as of December 31, 2023. Ms. Townsell held 31,000 restricted shares of our common stock and 180,000 options to acquire our common stock as of December 31, 2023.
(4)Includes income realized from restricted stock dividends, $4,320, for each of our non-employee directors, except for Mr. Ross and Mr. Hickman and cell phone expenses for Mr. Adcock. Includes income realized from restricted stock dividends of $3,720 for Mr. Ross. Mr. Hickman had $4,643 in Company-owned life insurance ownership during 2023. See footnote 6 below for information regarding Ms. Townsell.
(5)Except for the reported stock award received in 2023 for her service as a director, the 2022 compensation reported for Ms. Townsell, was for her services as an executive officer. She does not receive any additional compensation for service as a director of the Company or its bank subsidiary. $33,600 of Ms. Townsell’s non-equity incentive plan amount earned in 2023 will be paid in January 2026, subject to Ms. Townsell’s continued employment with the Company.
(6)Includes salary, $336,312; 401(k) contribution, $9,900; auto allowance, $15,600; country club dues, $2,357; and income realized from restricted stock dividends $22,320.

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Director Compensation
During 2023, we paid the following compensation to each of our non-employee directors and our Chairman for their service on the holding company Board and Board committees:
•an annual cash retainer of $14,000.
•an additional annual cash retainer of $2,500 to the chairmen of the Audit and Compensation Committees.
•$5,000 ($7,500 for our Chairman of the Board) for each Board meeting attended.
•$1,500 ($3,000 for the chairman) for the January Compensation Committee meeting.
•$1,000 ($2,000 for the chairman) for each other Compensation Committee meeting attended.
•$750 ($1,500 for the chairman) for each Audit and Risk Committee meeting attended.
•$750 for each Asset/Liability Committee meeting attended.
•$500 ($1,000 for the chairman) for each Nominating and Corporate Governance Committee meeting attended.
Only our non-employee directors and our Chairman of the Board received committee attendance fees during 2023. In addition, on January 20, 2023, we granted each of our then-serving directors 3,000 restricted shares of our common stock which will vest annually in three equal installments beginning on January 20, 2024. The compensation paid to our Chairman of the Board and our other employee directors who are named executive officers of the Company is included in the Compensation Discussion and Analysis and the related executive compensation tables in this Proxy Statement.

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Certain Relationships and Related Transactions
Certain Relationships and Related Transactions
Banking Transactions. Most of our directors and officers, as well as the firms and businesses with which they or members of their immediate families are associated, are customers of our bank subsidiary. Our bank subsidiary has engaged in a variety of loan transactions in the ordinary course of business with individuals and their families and businesses, and it is anticipated that such transactions will occur in the future. In the case of all such related party transactions in 2023, each transaction was approved by either the Audit and Risk Committee, the Nominating and Corporate Governance Committee, the Board of Directors or the bank subsidiary’s board of directors. These loans were made in the ordinary course of business on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable loans with persons not related to us. In the opinion of our management, those loan transactions do not involve more than a normal risk of collectability or present other unfavorable features.
We believe that all extensions of credit by our bank subsidiary to its directors and officers and to directors and officers of the Company, either directly or as guarantors, were made in conformity with the requirements of Federal Reserve Board Regulation O. As of December 31, 2023, the aggregate amount outstanding on these loans, including available borrowings, was approximately $63.2 million, of which approximately $34.0 million was attributable to the largest borrowing relationship. None of these loans are non-accrual, past due 90 days or more, restructured or potential problems.
Other Transactions. On November 30, 2023, the Company purchased 100,000 shares of our common stock held by one of our directors, James G. Hinkle, at a price per share of $22.04, for a total purchase price of approximately $2.2 million. On December 6, 2023, the Company purchased 65,000 shares of our common stock held by one of our directors, J. Pat Hickman, at a price per share of $23.03, for a total purchase price of approximately $1.5 million. For each of these transactions, the purchase price was determined based on the closing price of our common stock as reported on the New York Stock Exchange on the trading day immediately preceding the transaction date, less a discount of $0.25 per share.
We lease certain properties from persons who are members of our Board. During 2023, the aggregate payments we made, directly or indirectly, to each of these directors for the various leases were less than $120,000. We believe the terms of each of these transactions are no less favorable to us than we could have obtained from an unaffiliated third party.
We expect we will continue to engage in similar banking and business transactions in the ordinary course of business with our directors, executive officers, principal shareholders and their associates. All proposed related party transactions are presented to the Nominating and Corporate Governance Committee of our Board of Directors for consideration and approval. The Committee does not currently have any formal policies or procedures with respect to its review, approval, or ratification of related party transactions, but considers each related party transaction or proposed related party transaction on a case-by-case basis. According to its charter, the Committee follows the definition of “related party transaction” provided in the SEC’s regulations under the Securities Act of 1933.

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Delinquent Section 16(a) Reports
Delinquent Section 16(a) Reports
Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires each director, officer, and any individual beneficially owning more than 10 percent of the Company’s common stock to file reports on Forms 3, 4, and 5 disclosing beneficial ownership and changes in beneficial ownership of the common stock of the Company with the SEC within specified time frames. These specified time frames require Form 3 filings to be made within 10 days after the person becomes a reporting person. Changes in ownership generally must be filed on Form 4 within two business days of the transaction. Based solely on a review of such reports filed electronically with the SEC and written representations from the individual directors and officers that no other reports were required, we believe that all our Section 16 filers complied with the filing requirements during the fiscal year, except that one report on Form 4 reporting an aggregate of two transactions by Richard H. Ashley was not filed timely.

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Principal Shareholders of the Company
Principal Shareholders of the Company
The following table sets forth certain information as of January 31, 2024, concerning the number and percentage of shares of our common stock beneficially owned by our directors, our named executive officers, and all of our directors and executive officers as a group, and by each person known to us who beneficially owned more than 5% of the outstanding shares of our common stock.
Information in this table is based upon “beneficial ownership” concepts described in the rules issued under the Exchange Act. Under these rules, a person is deemed to be a beneficial owner of any shares of our common stock if that person has or shares “voting power,” which includes the power to vote or direct the voting of the shares, or “investment power,” which includes the right to dispose or direct the disposition of the shares. Thus, under the rules, more than one person may be deemed to be a beneficial owner of the same shares. A person is also deemed to be a beneficial owner of any shares as to which that person has the right to acquire beneficial ownership within 60 days from January 31, 2024.
Except as otherwise indicated, all shares are owned directly, and the named person possesses sole voting and investment power with respect to his or her shares. The address for each of our directors and named executive officers is c/o Home BancShares, Inc., 719 Harkrider Street, Suite 100, Conway, Arkansas 72032.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Shares Outstanding (1)
5% or greater holders:
BlackRock, Inc.(2)	23,638,717	11.73%
The Vanguard Group(3)	20,551,505	10.20%
Directors and named executive officers:
Milburn Adams(4)	148,050	*
Robert H. Adcock, Jr.(5)	1,456,856	*
John W. Allison(6)	6,956,453	3.45%
Richard H. Ashley(7)(8)	2,589,796	1.28%
Mike D. Beebe(9)	22,000	*
Brian S. Davis(7)(10)	248,715	*
Jack E. Engelkes(11)	426,629	*
Tracy M. French(7)(12)	676,525	*
Karen E. Garrett(13)	25,000	*
Kevin D. Hester(14)	304,162	*
J. Pat Hickman(15)	413,117	*
James G. Hinkle(16)	526,752	*
Alex R. Lieblong(17)	633,448	*
Thomas J. Longe(7)(18)	41,500	*
Jim Rankin, Jr.(19)	224,617	*
Larry W. Ross(20)	62,726	*
J. Stephen Tipton(7)(21)	137,441	*
Donna J. Townsell(7)(22)	418,246	*
All directors and executive officers as a group (21 persons)(7)	15,448,990	7.66%
*Less than 1%.
(1)The percentage of our common stock beneficially owned was calculated based on 201,136,052 shares of our common stock outstanding as of January 31, 2024. The percentage assumes that the person in each row has exercised all options that are exercisable by that person or group within 60 days of January 31, 2024.
(2)Based on information as of December 31, 2023, obtained from a Schedule 13G/A filed with the SEC on or about January 24, 2024, by BlackRock, Inc., located at 50 Hudson Yards, New York, New York 10001 (“BlackRock”). BlackRock reported in its Schedule 13G/A that it has sole voting power over 23,210,076 shares, sole dispositive power over 23,638,717 shares and no shared voting power or shared dispositive power over any shares. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in BlackRock’s Schedule 13G/A.
(3)Based on information as of December 31, 2023, obtained from a Schedule 13G/A filed with the SEC on or about February 13, 2024, by Vanguard Group, Inc., located at 100 Vanguard Boulevard, Malvern, Pennsylvania 19355 (“Vanguard”). Vanguard reported in its Schedule 13G/A that it has sole voting power over zero shares, shared voting power over 140,169 shares, sole dispositive power over 20,210,237 shares and shared dispositive power over 341,268 shares. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in Vanguard’s Schedule 13G/A.
(4)Includes 6,000 shares of restricted stock.

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Principal Shareholders of the Company
(5)Includes 79,426 shares held in Mr. Adcock’s IRA account, 1,140,970 shares owned by the Robert H. Adcock Trust, 227,460 shares owned by the Carol Adcock Trust, and 6,000 shares of restricted stock.
(6)Includes 865,360 shares owned by Mr. Allison’s spouse, 1,605 shares held in Mr. Allison’s IRA, 506,000 shares of restricted stock, 26,178 shares owned by Mr. Allison’s 401(k) plan, and 67,328 shares owned by Capital Buyers, a company that is owned by Mr. Allison.
(7)Includes shares that may be issued upon the exercise of vested common stock options and common stock options that vest within 60 days of January 31, 2024, as follows: Mr. Ashley, 12,000; Mr. Davis, 137,000 shares; Mr. French, 340,000 shares; Mr. Hester, 156,000 shares; Mr. Longe, 8,000 shares; Mr. Tipton, 76,000 shares; Ms. Townsell, 160,000 shares; and all directors and executive officers as a group, 963,000 shares.
(8)Includes 18,237 shares held in Mr. Ashley’s IRA, 1,689,236 shares owned by RH Ashley Investments, LLC, 819,584 shares owned by Conservative Development Company, a corporation of which Mr. Ashley is president, 37,418 shares owned by the Richard H. Ashley Revocable Trust, 1,685 shares owned by Square Associates, LLC, a company of which Mr. Ashley is a partner, 6,000 shares of restricted stock, and 1,340 shares for which Mr. Ashley is custodian for his children. 837,312 of the shares owned by RH Ashley Investments, LLC are pledged as security.
(9)Includes 6,000 shares of restricted stock.
(10)Includes 2,728 shares owned by Mr. Davis’s 401(k) plan, 16,000 shares of restricted stock and 7,128 shares held in Mr. Davis’s IRA.
(11)Includes 430 shares owned by the IRA of Mr. Engelkes’ spouse, 200,941 shares owned by Mr. Engelkes’ spouse, and 6,000 shares of restricted stock.
(12)Includes 48,904 shares owned by Mr. French’s 401(k) plan, 30,672 shares held in Mr. French’s IRA and 81,000 shares of restricted stock.
(13)Includes 6,000 shares of restricted stock and 4,500 shares owned by Mrs. Garrett’s 401(k) plan.
(14)Includes 30,000 shares of restricted stock, 7,128 shares owned by Mr. Hester’s IRA, 6,122 shares owned by Mr. Hester’s 401(k) plan and 98,246 shares pledged as security .
(15)Includes 5,000 shares of restricted stock, 96,100 shares owned by Mr. Hickman’s IRA, 60,930 shares owned by the Hickman Family Education Trust, and 11,590 shares owned by the IRA of Mr. Hickman’s spouse.
(16)Includes 487,127 shares owned by the James G. Hinkle Revocable Trust and 6,000 shares of restricted stock.
(17)Includes 6,000 shares of restricted stock, 566,448 shares owned by the Alex R. Lieblong Revocable Trust, and 55,000 shares owned by the Key Colony Fund.
(18)Includes 9,500 shares owned by Mr. Longe’s IRA and 6,000 shares of restricted stock.
(19)Includes 6,000 shares of restricted stock.
(20)Includes 6,000 shares of restricted stock.
(21)Includes 23,133 shares owned by Mr. Tipton’s 401(k) plan and 30,000 shares of restricted stock.
(22)Includes 31,000 shares of restricted stock and 34,121 shares for which Ms. Townsell is custodian for her child.

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Compensation Discussion and Analysis
Compensation Discussion and Analysis

Named Executive Officers for 2023
The following Compensation Discussion and Analysis provides information regarding the Company’s compensation program for our “named executive officers.” Our “named executive officers” for 2023 are:
•John W. Allison, Chairman of the Board, CEO and President
•Brian S. Davis, CFO and Treasurer
•Tracy M. French, CEO and President of our bank subsidiary
•J. Stephen Tipton, Chief Operating Officer
•Kevin D. Hester, Chief Lending Officer
Specific information regarding the compensation paid to each named executive officer is disclosed in the Summary Compensation Table and the other compensation tables that follow beginning on page 46 of this Proxy Statement.

2023 Performance Highlights
Home BancShares, Inc. has consistently been one of the nation’s top-performing bank holding companies according to Forbes. The Company has been listed on the Forbes “America’s Best Banks” list for nine consecutive years (2015-2023) and has been ranked by Forbes as the #1 Best Bank in America in 2018, 2019 and 2022. Centennial Bank has been listed on the Forbes “World’s Best Banks” list for four consecutive years (2020-2023).

Forbes
BEST BANKS

America’s Best Banks	World’s Best Banks
2023	2023
2022 - #1	2022
2021	2021
2020	2020
2019 - #1
2018 - #1
2017
2016
2015

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Compensation Discussion and Analysis

Company Records Set in 2023

Our bank subsidiary, Centennial Bank, provides a broad range of commercial and retail banking plus related financial services to businesses, real estate developers, investors, individuals and municipalities. Centennial Bank has branch locations in Arkansas, Florida, Texas, South Alabama, and New York City. Through our community banking philosophy, we are dedicated to consistently exceeding the expectations of our customers, shareholders and bankers while enriching the communities we serve. For the year ended December 31, 2023, the Company reported net income of $392.9 million and earnings per share of $1.94. Our continued strong performance is reflected in the following annual metrics that represent Company records in 2023:

Record Annual Metrics	12/31/2023
Total Loans	$14.4 billion
Total Equity	$3.8 billion
Total Net Interest Income	$826.9 million
Dividends to Shareholders	$0.72/share
Book Value	$18.81/share
Earnings, as adjusted (non-GAAP)(1)	$398.5 million
Earnings per share, as adjusted (non-GAAP)(1)	$1.97/share
(1) Non-GAAP financial measure. See Appendix A to this Proxy Statement for further information and a reconciliation to the most directly comparable GAAP financial measure.

Executive Compensation Highlights
Our compensation policies and practices are designed to align the interests of our employees with the interests of our shareholders. We seek to attract, retain, incent, and reward individuals who contribute to our long-term success. We strive to link pay to Company performance for all executive officers, including our Chairman and CEO.
✓    A majority of our Chairman and CEO’s compensation consists of equity awards and is therefore at risk and aligned with our shareholders’ interests. Our Chairman and CEO remains the largest individual shareholder of the Company.
✓    Two-thirds of the Chairman and CEO’s annual equity-based compensation is subject to predetermined relative performance metrics compared to a peer group and measured over a 3-year performance period.
✓    Our Executive Incentive Plan allows our named executive officers to earn short-term incentive compensation based on predetermined performance metrics and goals, including a mix of absolute and relative performance targets compared to a peer group.
✓    Our performance measures reflect key financial performance indicators that we believe drive value to our shareholders.
✓    Compensation to our Chairman and CEO is aligned with Company performance.
✓    Our cash and equity incentive programs, including the 2022 Equity Incentive Plan, contain meaningful clawback features and are subject to our Clawback Policy adopted in accordance with NYSE listing rules.
✓    We utilize a performance peer group of U.S. banks and bank holding companies with $10 billion to $50 billion in total assets for our cash and equity incentive programs.

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Compensation Discussion and Analysis

Compensation Philosophy
The Compensation Committee recognizes the importance of compensation and performance and seeks to reward performance with cost-effective compensation that aligns employee efforts with the business strategy of the Company and with the interest of the shareholders. The Committee also recognizes that the compensation should assist the Company in attracting and retaining key executives critical to its long-term success.
The following principles guide the Committee:
•Compensation levels should be sufficiently competitive to attract and retain key management for the bank and holding company. The Company hires experienced bank executives that have a track record in the market. Competition is strong for these talented and experienced people. The compensation package must be strong and competitive in that market.
•Compensation should relate directly to performance and responsibility. Compensation should vary with the performance and responsibility of the individual. It should always be proportional to the executive’s contribution to the Company’s success.
•Non-equity incentive compensation should motivate high performance. The Company uses annual cash bonuses to motivate individuals with roles and responsibilities that give them the ability to directly impact the Company’s performance and strategic direction. Annual incentive compensation should not cause the individual to take excessive and unnecessary risks that would threaten the institution.
•The Company’s Equity Incentive Plan should align management with shareholders’ interests. Awards of restricted stock, stock options or other forms of long-term compensation should encourage management to focus on the long-term growth and success of the Company. It should provide management with a meaningful stake in the Company and the prospects of a long-term career.

Chairman and CEO Compensation History and Philosophy
Our Chairman of the Board, CEO and President, John W. Allison, co-founded the Company in 1998 and has served as executive Chairman of the Board throughout the Company’s history. Mr. Allison has provided invaluable strategic direction and management of a talented team of bankers leading the Company to exponential growth since its founding, the successful completion of 25 bank and loan portfolio acquisitions, and sustained strong financial performance that included a period of over 30 consecutive quarters of record quarterly earnings and resulted in the Company’s recognition in the Forbes’ “Best Banks in America” rankings for 9 years in a row, including the #1 Best Bank in America for 2018, 2019 and 2022. In addition to his role as Chairman of the Board, Mr. Allison served as the Company’s Chief Executive Officer from 1998 to 2009 prior to reassuming the CEO role in 2019.
During the first 10 years of the Company’s history, Mr. Allison declined to receive a salary or bonus as Chairman and CEO and instead relied on dividends and appreciation in the value of his existing stock holdings and stock option awards in an effort to best align his interests with those of our shareholders. Based on a recommendation by the Compensation Committee, the Company began paying Mr. Allison an annual base salary beginning on November 1, 2008, and made him eligible for an annual discretionary cash bonus in light of the Company’s performance under his leadership over those first 10 years. Since 2014, following the Company’s 2013 acquisition of Liberty Bancshares, which represented the then largest ever merger of two Arkansas-based banks, the Compensation Committee has awarded a majority of Mr. Allison’s compensation in the form of equity awards of restricted stock. The purposes of these equity awards have been to maintain alignment of the Chairman’s interests with those of our shareholders, appropriately reward him for his strategic leadership in the Company’s growth and performance, and provide total compensation at a level that is generally comparable to the Company’s peers.
In 2009, Mr. Allison decided to step down from his role in the day-to-day management of the Company, and the Board of Directors promoted C. Randall Sims, then CEO and President of the Company’s bank subsidiary, Centennial Bank, to be the Company’s Chief Executive Officer, while Mr. Allison remained in the executive Chairman’s role. Mr. Sims served as Chief Executive Officer of both the Company and Centennial Bank until January 2015, when Tracy M. French was promoted to President and CEO of Centennial Bank. Mr. Sims remained Chief Executive Officer of the Company until his retirement in November 2019.
Upon Mr. Sims’ retirement, the Board of Directors determined it was in the best interests of the Company and its shareholders to reappoint Mr. Allison as the Company’s CEO and President while the Board continues to evaluate the Company’s long-term management succession plans.
Mr. Allison’s total compensation is designed to reflect his strategic vision and leadership as the Company’s executive Chairman and CEO. In particular, the Compensation Committee believes that paying the majority of Mr. Allison’s compensation in the form of equity awards aligns his compensation with the returns realized by our shareholders. Mr. Allison remains the Company’s largest individual shareholder. We believe this alignment is evidenced by the table and graphs presented under Executive Compensation - Pay Versus Performance beginning on page 57 of this Proxy Statement. As

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Compensation Discussion and Analysis
illustrated in that section, while our historical stock price is not necessarily indicative of future performance, we note that the Company’s cumulative total shareholder return over the four-year period ended December 31, 2023 exceeds the corresponding four-year cumulative total shareholder return of the comparative industry index of other banking institutions.
In addition, in response to shareholder feedback received following the Company’s 2020 “say-on-pay” vote, the Compensation Committee adopted an annual cash incentive program for Mr. Allison and made two-thirds of his annual equity incentive awards subject to performance goals aimed at keeping the Company one of the top-performing financial institutions in the country. The Compensation Committee believes this compensation structure appropriately reflects Mr. Allison’s contributions and responsibilities to the Company’s growth and performance and incentivizes strong future performance in a manner that aligns with shareholder interests.

Consideration of Shareholder Advisory “Say-on-Pay” Vote
At our 2023 Annual Meeting, our shareholders approved, on an advisory basis, the compensation of our named executive officers for 2022 as disclosed in last year’s proxy statement, with 92.8% of the votes cast on our advisory say-on-pay resolution voting in favor of our executive compensation program. We value the endorsement by our shareholders of our executive compensation policies. We believe the 2023 say-on-pay results continue to positively reflect the programs we initiated in response to the Company’s 2020 and 2021 say-on-pay votes. After reaching out to our shareholders in response to these say-on-pay votes and listening to their concerns regarding our executive compensation, we implemented a number of enhancements to our executive compensation programs.
Key enhancements resulting from these shareholder engagement processes include:
•Adopting an annual cash Executive Incentive Plan for our NEOs based on predetermined, weighted performance metrics reflecting key absolute and relative financial performance indicators.
•Implementing a performance-based equity incentive program for the Chairman and CEO under which two-thirds of the annual equity award to our Chairman and CEO is subject to predetermined, weighted performance targets relative to a peer group measured over a 3-year performance period.
•Enhancing disclosure regarding the Board’s rationale in entering into the Chairman’s Agreement with our Chairman and CEO in March 2021 and in determining the compensation provided under such agreement.
•Establishing a performance peer group of banking organizations between $10 billion and $50 billion in total assets for purposes of our cash and equity incentive programs.
•Adopting meaningful clawback features as part of our cash and equity incentive programs.
The Committee has considered the results of the 2023 advisory vote on executive compensation, and we have followed the same philosophy in determining our current executive compensation of maintaining competitive executive pay that rewards performance and encourages management to focus on the long-term growth and success of the Company. The Company has included in this Proxy Statement a similar proposal providing for an advisory vote to approve the compensation of our executives in accordance with the shareholders’ recommendation. See Proposal Two - Advisory (Non-binding) Vote Approving Executive Compensation below.

Aligning Executive Compensation with Metrics that Drive Shareholder Value
The Compensation Committee seeks to align our executive compensation, particularly for our CEO, with the interests of our shareholders by using a compensation mix of both fixed and variable components, and by delivering value to executives that reward performance. In addition to a fixed base salary with benefits, limited executive perquisites and certain pension benefits and other compensation, the Committee utilizes the following variable components in our executive pay program:
•An annual cash bonus plan for all NEOs with predetermined performance goals and payout formulas, and
•Issuing two-thirds of the CEO’s long-term equity incentive compensation in the form of performance-based restricted shares which vest at the end of a three-year performance period based on the Company’s performance relative to its peers in certain key financial metrics that the Committee believes drive strong earnings and shareholder value.

CEO Compensation Elements
Salary and Other
Annual Incentive Bonus (subject to pre-established performance metrics)
Performance-based Restricted Stock (67%)
Time-vested Restricted Stock (33%)

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Compensation Discussion and Analysis

Compensation Committee Role and Decision-Making Process
The Compensation Committee, composed entirely of independent directors, administers the Company’s executive compensation program. The role of the Committee is to oversee the Company’s compensation and benefit plans and policies, administer its stock plans, and review and approve annually all compensation decisions related to the named executive officers and our Board members. The Committee reports its compensation decisions to the Board for their review or recommends such decisions for approval by the Board.
The Committee receives updates on our business results from management and reviews historical and projected financial information as necessary to assess whether executive compensation continues to be properly balanced with and supportive of our business objectives. The Committee may also review various financial and operating data, compensation information, market capitalization and disclosed governance practices regarding comparably-sized bank holding companies in a peer group to assess our comparative performance and compensation structure. The Committee uses management updates and peer information as tools to evaluate the connection between executive compensation and our performance as a business. The Committee has historically reviewed this information in a subjective manner with no direct or formulaic linkage between peer information and our compensation decisions.
The Committee may evaluate various financial performance criteria such as net income, earnings per share, return on assets, growth in assets (including through acquisitions), asset quality, return on equity, net interest margin, efficiency ratio, net cash flow and other metrics, as well as regulatory capital ratios and examination results. The Committee believes that the following metrics in particular are key indicators of the Company’s financial performance and has most closely evaluated these measures, in addition to the overall earnings results and asset growth of the Company, in establishing incentive compensation decisions:
•Return on assets,
•Return on tangible common equity,
•Efficiency ratio,
•Net interest margin, and
•Net charge-off ratio (i.e., asset quality).
Based on these reports and assessments, the Committee annually evaluates both the short-term and long-term performance compensation for the named executive officers to ensure alignment with our business objectives. The Committee also works closely with management regarding long-term equity incentives, including performance-based equity awards, which emphasize shareholder returns while providing enhanced retention value for key executives.
Because the Compensation Committee believes the metrics listed above are key drivers of the Company’s earnings results and value for the Company’s shareholders, the Committee has historically considered these measures in evaluating our named executive officers’ performance, and the Committee utilized these measures specifically in designing the Company’s performance-based incentive programs. While total shareholder return (TSR) can be a useful measure in aligning compensation with shareholder value, the Committee believes that macroeconomic factors, overall market volatility and other external forces which can affect a company’s stock price from period to period substantially limit the effectiveness of TSR in evaluating whether the Company’s performance is in line with its strategic goals.
In comparing the Company’s performance to its peers, the Compensation Committee has designated a broad-based peer group consisting of U.S. banks and bank holding companies with $10 billion to $50 billion in total assets, excluding banks and bank holding companies in Puerto Rico as well as companies and institutions that are not traditional banks primarily offering both depository and lending services. The Committee believes evaluating performance against a larger peer group of comparably-sized institutions aligns with the Company’s expectations of being a strong performing bank nationally, including among institutions with considerably greater assets or market capitalization.
Benchmarking Executive Compensation Against A Peer Group
The Committee in the past has compared total compensation levels for the executive officers to the compensation paid to executives in a peer group. The Committee annually considers the need for a peer analysis and reviews compensation paid to executives in a peer group as the Committee deems necessary. For 2023, the Committee informally reviewed and considered certain internally-compiled peer company compensation data in determining the base salary increases for 2023. The Committee also evaluated and considered the overall performance and achievements of the Company and our bank subsidiary, as well as each executive’s individual performance and the Chairman’s recommendation for such executive (other than himself). The Compensation Committee did not target 2023 salaries or total compensation to any particular benchmark based on a peer group or engage a compensation consultant during 2023 to advise the Committee on setting the compensation of our executive officers.

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Compensation Discussion and Analysis
Employment Agreements
On March 1, 2021, we entered into an employment agreement with our Chairman and CEO, John W. Allison, providing for his continued service as our executive Chairman or Chairman Emeritus over the next 10 years. The agreement sets forth certain compensation and benefits to which Mr. Allison is entitled in his role as executive Chairman and to which he will be entitled upon a decision by Mr. Allison or the Board that he shall no longer serve as executive Chairman, at which time he will be appointed Chairman Emeritus and will continue to serve in an advisory role to the Board.
Mr. Allison’s compensation arrangements under the agreement for his service as Chairman are consistent with his recent prior annual compensation arrangements and include an annual base salary of $500,000 or such higher salary as is determined by the Compensation Committee, eligibility for an annual cash incentive bonus of up to 100% of his base salary, an annual award of up to 150,000 restricted shares of our common stock (with two-thirds of such shares being subject to specified three-year performance targets and the remaining one-third being subject to three-year time-based cliff vesting), and certain benefits and perquisites. Mr. Allison’s base salary for 2023 was $750,000. However, from November 7, 2023, through the end of 2023, Mr. Allison voluntarily reduced his annual base salary to $500,000 as part of a Company-wide cost-cutting initiative.
In the event he transitions to Chairman Emeritus status, Mr. Allison’s total compensation would be substantially reduced, with a decrease in annual base salary to $400,000, and he would no longer be eligible to participate in any annual cash incentive bonus program or receive any new equity incentive awards. These reductions would have represented an over 75% reduction in his annual total compensation for the 2023 calendar year.
The Compensation Committee believes that this agreement is necessary to set forth the terms of Mr. Allison’s continued service as executive of the Company in light of all relevant factors, which include his leadership experience and history as the Company’s founding Chairman and CEO and largest individual shareholder, desired terms and conditions of his continued employment, and the strategic importance of his position with the Company, with compensation arrangements consistent with recent prior years. The Committee also believes his continued service in an advisory capacity in the event he should transition to Chairman Emeritus would provide substantial strategic value to the Company at a level commensurate with the compensation he would receive in such role. There are no current plans for Mr. Allison to transition to the Chairman Emeritus role.
See Executive Compensation – Employment Agreements for further discussion of the terms of this agreement.
We do not currently have an employment agreement with any of our other named executive officers.

Components of Compensation
The key elements of the Company’s executive compensation program are:
•Base salary
•Annual cash incentives (bonuses)
•Equity incentive compensation (restricted stock and stock options)
•Retirement and insurance benefit plans
•Certain defined perquisites
The Company tries to determine the proper mix of base, short-term and long-term incentive compensation. In our markets there are a number of national, regional and community banks. The competition for experienced executives in banking is strong. The Committee understands that being a public company that can offer equity incentives and a community banking philosophy puts the Company in a competitive position for strong management. The public market for the stock and its easily accessible value is a positive factor in aligning management’s interest with that of the shareholders and making them meaningful stakeholders.
Base Salary
Base salaries historically have been targeted at comparable levels for peer companies and adjusted to recognize varying levels of responsibility, individual performance, Company performance and internal equity issues. The Committee reviews the base salaries of the executive officers annually. This base salary provides the foundation for a total compensation package that is required to attract, retain and motivate the officers. Generally, base salaries are not directly related to specific measures of performance, but are determined by experience, the scope and complexity of the position, current job responsibilities, and salaries of competing banks. The Committee did not use specific benchmarking but did informally review peer compensation data in determining annual base salaries for 2023.
On March 1, 2021, the Company entered into an employment agreement with Mr. Allison for his continued service as our executive Chairman under which he is entitled to receive an annual base salary of $500,000 or such greater amount as the Committee may determine from time to time. The terms of the Chairman’s employment agreement (the “Chairman’s Agreement”) are discussed in more detail under Executive Compensation – Employment Agreements below.

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Compensation Discussion and Analysis
For 2022, the Committee determined that Mr. Allison’s annual base salary should be increased to $650,000 to remain comparable to peer companies in light of the Committee’s decision not to increase his salary in 2021, along with his contributions to the Company’s record financial performance in 2021 and other achievements. In particular, in addition to peer comparisons, the Committee considered his strategic leadership in the Company’s anticipated acquisition of Happy Bancshares, Inc., headquartered in Amarillo, Texas, which upon its completion in April 2022 increased the Company’s total assets by approximately $6.69 billion and gave the Company a strong presence in the state of Texas, in the Company’s initiating and completing the transfer of the listing of its common stock in November 2021 to the New York Stock Exchange and in the Company’s successful $300 million underwritten offering of fixed-to-floating rate subordinated notes in January 2022, as well as being the driving force behind the Company’s discipline in maintaining strong asset quality and achieving record financial performance during 2021. The 2022 base salary increases for Messrs. French and Tipton were also in recognition of their efforts and additional responsibilities in managing the anticipated completion of the Happy Bancshares acquisition, the upcoming integration and conversion of the acquired business and the ongoing day-to-day operations of the expanded organization.
For 2023, the Committee approved an increase to Mr. Allison’s base salary to $750,000 in further recognition of his strategic leadership in the completion of the acquisition and integration of Happy Bancshares and the Company’s continued record financial performance during 2022 and to continue to keep his compensation comparable to peer company CEOs. The Committee also approved base salary increases for 2023 as set forth in the table below. Similar to 2022, the 2023 base salary increases for Messrs. French and Tipton were based on their roles in the completion of the Happy Bancshares acquisition and the integration and conversion of the former Happy State Bank business, including related operational challenges and responsibilities, while continuing to manage and achieve strong operating performance through the combined financial institution.
On November 7, 2023, Mr. Allison volunteered to reduce his annual base salary by $250,000 to $500,000. Mr. Allison agreed to take the salary deduction as part of his leadership in focusing on lowering Company costs. The salary reduction did not otherwise modify any terms of the Chairman Agreement’s between Mr. Allison and the Company. In January 2024, the Committee reinstated Mr. Allison’s annual salary to $750,000 for 2024 and approved salary increases of approximately 2% for each of the Company’s other NEOs. The modest salary increases for 2024 are largely related to the ongoing challenges in the banking industry as a result of the elevated interest rates, uncertain economic outlook and impacts of last year’s banking failures and liquidity challenges among certain institutions.

	2022 Base Salary ($)	Increase (%)	2023 Base Salary ($)	Increase (%)	2024 Base Salary ($)
John W. Allison	650,000	15.4	750,000	0.0	750,000
Brian S. Davis	358,750	2.5	367,718	2.0	375,072
Tracy M. French	650,000	7.7	700,000	2.0	714,000
J. Stephen Tipton	420,000	7.2	450,240	2.2	460,240
Kevin D. Hester	420,250	2.5	430,756	2.0	439,371
Annual Cash Incentives
An annual cash bonus plan is intended to reward individual performance for that year. The Compensation Committee historically has issued discretionary annual cash bonus awards after evaluating a number of performance criteria for the Company or the bank and considering the overall profitability of the Company and our bank subsidiary. In evaluating our named executives, the Committee historically has reviewed criteria such as net income, earnings per share, return on assets, growth in assets (including through acquisitions), asset quality, return on equity, net interest margin, efficiency ratio, net cash flow and other metrics, as well as regulatory capital ratios and examination results.

Since 2021, the Compensation Committee has utilized an annual cash incentive program for each of our named executive officers’ cash bonuses based on specific performance criteria and payout formulas utilizing certain performance measures which the Committee and the Company have long viewed as key indicators of the Company’s overall financial strength and performance. This plan is described below.

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Compensation Discussion and Analysis
Executive Incentive Plan
The Company’s Performance-Based Executive Incentive Plan (the “Executive Incentive Plan”) utilizes a combination of absolute and relative performance measures focused on certain Company financial metrics as well as an individual performance component. These measures focus on the Company’s annual financial results for return on average assets, return on tangible common equity (a non-GAAP measure), efficiency ratio, net charge-off ratio and net interest margin, with targets that the Committee considered to be achievable but sufficiently rigorous and consistent with the Company’s high financial performance expectations. Relative performance criteria are measured against a peer group consisting of U.S. banks and bank holding companies with $10 billion to $50 billion in total assets, excluding banks and bank holding companies in Puerto Rico as well as companies and institutions that are not traditional banks primarily offering both depository and lending services. Upon completion of the performance period, if the Committee has received the year-end financial results for the Company but year-end financial results for the peer group are not yet available, the Committee may apply the peer comparison performance measures based on the Company’s and the peer group’s performance as of and for the nine-month period ended September 30th of the bonus year to determine whether each applicable performance target was met. Certain performance measures may be adjusted to exclude unusual or infrequently occurring items and the effects of changes in applicable tax laws or accounting principles as the Committee deems appropriate.

The Executive Incentive Plan provides for potential incentive cash bonuses of up to 100% of annual base salary for the Chairman and CEO and up to 50% of annual base salary for each other named executive officer, plus an additional cash bonus amount equal to 10% of base salary for the named executive officers other than the Chairman and CEO if all performance criteria are met, which is payable three years from the beginning of the performance period, subject to the executive’s continued employment with the Company. The additional bonus is designed to serve as an additional long-term incentive for each executive’s continued service with the Company.

The various performance measures for 2023, including the targeted and actual performance level for each component, are provided in the table below. In setting targets for 2023, the Committee chose not to adjust the target performance levels following 2022 due to continued uncertainties as to how the significant inflationary environment and the impacts of the Company’s acquisition and integration of Happy Bancshares, the largest acquisition in the Company’s history, in April 2022 would impact the Company’s business and financial performance for 2023. The Committee viewed the goals as still reflecting superior performance in the industry while not being assured in light of the business and economic uncertainties.

Performance Measure	Relative Weighting		Target Performance (Absolute or peer group percentile)	Actual Performance (Absolute or peer group percentile)
	CEO	Other NEOs
Absolute Performance Measures
Return on Average Assets, as adjusted (1)	20%	10%	≥ 1.20%	1.79%
Return on Tangible Common Equity, as adjusted (2)	20%	10%	≥ 10%	18.28%
Efficiency Ratio, as adjusted (3)	20%	10%	Under 47%	45.24%
Net Charge-off Ratio (4)	20%	10%	≤ 1%	0.08%
Individual Performance Component (5)	20%	10%	—	—
Peer Comparison Performance Measures (6)
Return on Average Assets	—	12.5%	50th or above	95th
Return on Tangible Common Equity	—	12.5%	50th or above	83rd
Efficiency Ratio	—	12.5%	50th or above	89th
Net Interest Margin (7)	—	12.5%	50th or above	90th
(1)Return on average assets is calculated by dividing the Company’s net income by average total assets for the year. Return on average assets, as adjusted, is a non-GAAP measure which for 2023 excludes the FDIC special assessment, BOLI death benefits, fair value adjustment for marketable securities and recoveries on historic losses.
(2)Return on tangible common equity is a non-GAAP measure which is calculated by dividing the Company’s net income by the result of average equity minus average goodwill, core deposits and other intangible assets. Return on tangible common equity, as adjusted, which for 2023 excludes the FDIC special assessment, BOLI death benefits, fair value adjustment for marketable securities and recoveries on historic losses.
(3)Efficiency ratio is calculated by dividing non-interest expense less amortization of core deposit intangibles by the sum of net interest income on a tax equivalent basis and non-interest income. Efficiency ratio, as adjusted, is a non-GAAP measure which is calculated by dividing non-interest expense less amortization of core deposit intangibles by the sum of net interest income on a tax equivalent basis and non-interest income, which for 2023 excludes the FDIC special assessment, BOLI death benefits, fair value adjustment for marketable securities and recoveries on historic losses.
(4)Net charge-off ratio equals the percentage of the Company’s net charge-offs (recoveries) to average loans outstanding and is calculated by dividing net charge-offs to average loans outstanding.
(5)The individual performance component is evaluated at the Committee discretion based on the individual’s performance and contributions to the Company during the performance year.

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Compensation Discussion and Analysis
(6)Because the peer group financial results as of December 31, 2023 were not yet available when the Committee met to determine 2023 bonus amounts, the Committee applied these performance measures based on the Company’s and the peer group’s performance as of and for the nine-month period ended September 30, 2023 to determine whether each applicable performance target was met. Actual performance for the peer comparison performance measures is based on peer group data provided by S&P Global Market Intelligence. Peer company financial data does not include certain adjustments included in the Company’s calculation of its performance as described above.
(7)Net interest margin means the Company’s annualized net interest margin on a fully taxable equivalent, or FTE, basis.
The following table shows the eligible bonus award for each applicable named executive officer, expressed as a percentage of annual base salary, and actual bonus award earned by each applicable named executive officer based on the level of achievement of the Company’s performance metrics during 2023, in dollar amount and as a percentage of the executive’s base salary.

	Target	2023 EIP Bonus	2023 EIP Bonus Earned
Name	(% of Base Salary)	Earned ($)	(% of Base Salary)
John W. Allison	100%	750,000	100%
Brian S. Davis	60%	220,631	60%
Tracy M. French	60%	420,000	60%
J. Stephen Tipton	60%	270,144	60%
Kevin D. Hester	60%	258,454	60%
Clawback. Under the clawback provision of the Executive Incentive Plan, all bonus amounts paid will also be subject to clawback in the event the Company restates its financial statements and the Committee determines that the cash bonus paid to the executive officer would not have been paid had it been based on the restated results, in the Committee’s discretion if the cash bonus award would not have been made had the Committee known of an action or omission by the executive, or otherwise if required under any Company clawback policy in effect from time to time. In addition, if any bonus amounts are awarded based on September 30th peer performance comparisons, any such bonus amounts will be subject to clawback if the Committee determines that the performance measure was not satisfied once the peer companies’ fourth quarter financial results are received.
Equity Incentive Compensation
Consistent with the Company’s philosophy that favors compensation based upon performance, the Compensation Committee believes equity incentive awards are an important component of total compensation. In January 2022, our Board of Directors adopted and on April 21, 2022, the Company’s shareholders approved the Home BancShares, Inc. 2022 Equity Incentive Plan (the “Plan”), which replaced the Company’s Amended and Restated 2006 Stock Option and Performance Incentive Plan. The Committee utilizes the Plan to grant shares of restricted stock and nonqualified stock options to our directors, executive officers and other key employees in an effort to link future compensation to the long-term financial success of the Company. Equity-based awards granted to our executive officers and other key employees are intended to attract and retain highly qualified officers and key employees, to provide incentives to enhance job performance and encourage those persons to improve our business results, and to enable them to participate in the long-term growth and success of the Company through an equity interest in the Company.
The Company does not have a formal policy, but has an established practice described below, with respect to the granting of equity compensation. The Company does not have a policy or practice of timing option or restricted stock grants to coordinate with the release of material non-public information or timing the release of such information to affect the value of executive compensation. The Committee evaluates opportunities under the Plan along with the annual setting of salaries and awarding bonuses and from time to time considers and grants awards to executive officers and key employees at other times during the calendar year in conjunction with the establishment of new Company-wide strategic goals or other circumstances. The Committee will also consider awards under the Plan, as appropriate, in recruiting new employees.
Historically, the Committee has granted both regular (time-based) and performance-based restricted shares and nonqualified stock options. Awards granted on a regular (or fixed) basis carry a set vesting schedule based on a certain time period as determined by the Committee. Performance-based awards are payable in recognition of achievement of certain annual and/or cumulative performance goals of the Company or our bank subsidiary based on one or more designated performance criteria.
Performance-based equity awards granted by the Committee have historically been based on quarterly, annual and/or cumulative diluted earnings per share or asset growth targets designed to align with corporate strategic goals and incentivize record-setting earnings performance or the successful completion of strategic acquisitions. The Committee may, however, consider various financial performance measures similar to the criteria evaluated in connection with the Company’s annual cash bonus program in establishing performance targets or in determining the size of equity compensation awards. The equity awards (both fixed and performance-based) typically have been based on a vesting period of three to seven years. Under the Plan, the Committee must certify in writing that all performance goals and other material terms of a performance-based award have been met before the named executive officer may receive payment for such award.

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Compensation Discussion and Analysis
Clawback. The Plan provides that the Committee may cause a forfeiture of any realized gains by an award recipient who breaches any agreement with or obligation to the Company or who violates any Company policy or procedure. Awards may be annulled for any employee who is terminated for cause. All awards are subject to mandatory repayment if the participant becomes subject to any clawback or recoupment under Company policy or applicable law. In October 2023, the Board of Directors adopted a clawback policy in accordance with NYSE listing requirements and SEC rules that requires recovery of any incentive compensation paid to an executive officer based on a financial measure, if the Company is required to restate its financial statements on which such financial measure was based, that exceeds the amount of incentive compensation the executive would have received based on the corrected financial statements. Similarly, the Plan also allows the Committee to rescind or clawback an award if the award would not have been paid or vested had the committee known of an action or omission of the participant or, in the event that the Company restates its financial statements, had the payment or vesting been based on the restated results
Deductibility of Equity Compensation
Prior to 2018, the Company’s stock option grants and certain restricted stock awards to covered employees were generally intended to comply with Section 162(m) of the Internal Revenue Code. Section 162(m) places a limit of $1,000,000 on the compensation that a publicly held corporation may deduct in any one year with respect to its principal executive officer, principal financial officer and the next three most highly compensated executive officers whose compensation is required to be disclosed in the company’s annual proxy statement (referred to as covered employees). Historically, there was an exception to this $1,000,000 limitation for performance-based compensation that meets certain requirements, and the principal financial officer was excluded from the definition of a covered employee. Effective January 1, 2018, the Tax Cuts and Jobs Act amended Section 162(m) to eliminate the exception for performance-based compensation and to make compensation paid to the principal financial officer now subject to the $1,000,000 deduction limitation. The amendments to Section 162(m) include a grandfather clause applicable to compensation paid pursuant to a written binding contract in effect on November 2, 2017 that is not materially modified after such date. The Company generally believes its stock option and performance-based restricted stock awards granted before November 2, 2017 have met those requirements and, as such, are deductible.
The Compensation Committee does not have a specific policy with regard to Section 162(m). While tax deductibility is one of several factors that the Committee may consider in determining compensation, it reserves the flexibility to design and maintain executive compensation arrangements that it believes are competitive and will best attract and retain executive talent, and thereby advance the interests of the Company and its shareholders, even if such compensation is not deductible by the Company for federal tax purposes.
Equity Awards to the Chairman and CEO
Generally, the Committee grants awards of restricted shares to our Chairman and CEO, Mr. Allison, on an annual basis in January of each year. As the Company’s founding Chairman and CEO and largest individual shareholder, owning approximately 3.45% of our outstanding common stock, the Committee believes that Mr. Allison’s total compensation should be comprised largely of equity-based compensation.
During the first 10 years of the Company’s history, Mr. Allison declined to receive a salary or bonus as Chairman and CEO of the Company and instead relied on dividends and appreciation in the value of his existing stock holdings and stock option awards in an effort to best align his interests with those of our shareholders. Since 2014, following the Company’s 2013 acquisition of Liberty Bancshares, which represented the then largest ever merger of two Arkansas-based banks, the Compensation Committee has awarded a majority of Mr. Allison’s compensation in the form of equity awards of restricted stock. The purposes of these equity awards have been to maintain alignment of the Chairman’s interests with those of our shareholders, appropriately reward him for his strategic leadership in the Company’s growth and performance, and provide total compensation at a level that is generally comparable to the Company’s peers.
The Committee has historically evaluated the Company’s performance and Mr. Allison’s individual performance for the prior fiscal year in determining the size of the annual restricted stock grant for Mr. Allison. The Committee also considers shareholder return during the past year and Mr. Allison’s overall compensation as part of its analysis. The Committee believes Mr. Allison’s total compensation should be generally comparable to total compensation of other CEOs and Executive Chairmen among the Company’s peers and that a significant portion of his total pay should consist of stock-based compensation.
The Committee has not increased the size of the annual equity awards to Mr. Allison in the past three years. Mr. Allison received 150,000 restricted shares of our common stock in each of 2023, 2022 and 2021. The Committee believes the size of these awards appropriately reflects Mr. Allison’s continued strong leadership and the Company’s continued high performance levels, as indicated in the annual cash bonus plan metrics described above, while maintaining his total compensation at a level generally comparable to his peers and taking into account the Company’s stock price and total shareholder return during this period.

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Compensation Discussion and Analysis
The annual restricted stock awards to Mr. Allison have historically been granted on a fixed-basis with vesting to occur on a “cliff” basis or in annual installments over a three-year period. In response to shareholder feedback, the Committee adopted a performance-based equity compensation program set forth in an Executive Chairman Agreement entered into with Mr. Allison on March 1, 2021 (the “Chairman’s Agreement”). The terms of the Chairman’s Agreement provide that Mr. Allison is eligible to receive annual equity incentive awards beginning in 2021 of up to 150,000 shares of restricted stock. Two-thirds of Mr. Allison’s eligible annual award, or up to 100,000 shares, is subject to the satisfaction of the performance conditions over a three-year performance period with vesting to occur at the end of the performance period. The remaining one-third of the eligible award, or up to 50,000 shares, is time-based with vesting to occur on the third anniversary of the grant date. See Executive Compensation – Employment Agreements for more information regarding the terms of the Chairman’s Agreement.
The performance criteria for each portion of Mr. Allison’s performance-based shares as provided in the Chairman’s Agreement are similar to the peer comparison performance measures included in the Executive Incentive Plan, measured over the three-year performance period, with payouts to be determined based on the actual performance level for each metric relative to the peer group. The peer group under the Chairman’s Agreement is the same performance peer group as defined in the Executive Incentive Plan. The Committee believes these metrics closely align with the financial measures the Company emphasizes in driving robust earnings results which bring value to our shareholders. The Committee views these measures as more effective indicators of the Company’s and our Chairman’s performance than total shareholder return (TSR) given the impact that macroeconomic factors, overall market volatility and other external forces beyond the Company’s control can have on TSR. The Committee may, however, in its discretion designate different or additional performance conditions for future annual performance-based restricted stock awards granted to the Chairman.
Under the performance criteria set forth in the Chairman’s Agreement, the Committee set maximum performance goals at levels more rigorous than the Executive Incentive Plan to further incentivize superior financial performance consistent with the Company’s expectations and set differing vesting periods to provide optimal incentives for both annual and long-term performance. Depending on the extent to which the Company’s percentile rank against the peer group exceeds the minimum threshold for each applicable measure for the performance period, the numbers of shares vesting will be 50%, 75% or 100% of the original shares granted weighted according to each performance measure. The various performance measures and weighting for each component are provided in the table below.

			Performance Goal (Peer Group Percentile) (and Payout %)
Performance Measure (1)	Relative Weighting	Eligible Shares	Threshold (50)%	Target (75)%	Maximum (100)%
Net Interest Margin (2)(3)	25%	25,000	25th	50th	75th
Return on Tangible Common Equity (2)(4)	25%	25,000	25th	50th	75th
Efficiency Ratio (2)(5)	25%	25,000	25th	50th	75th
Return on Average Assets (2)(6)	25%	25,000	25th	50th	75th
(1)If the Committee has received the year-end financial results for the Company but year-end financial results for the peer group are not yet available, the Committee may apply the peer comparison performance measures based on the Company’s and the peer group’s performance as of and for the nine-month period ended September 30 of final year of the performance period to determine the level at which each applicable performance goal was met, if at all.
(2)May be adjusted to exclude unusual or infrequently occurring items and the effects of changes in applicable tax laws or accounting principles as the Committee deems appropriate.
(3)Net interest margin means the Company’s annualized net interest margin on a fully taxable equivalent, or FTE, basis.
(4)Return on tangible common equity is a non-GAAP measure which is calculated by dividing the Company’s net income by the result of average equity minus average goodwill, core deposits and other intangible assets.
(5)Efficiency ratio is calculated by dividing non-interest expense less amortization of core deposit intangibles by the sum of net interest income on a tax equivalent basis and non-interest income.
(6)Return on average assets is calculated by dividing the Company’s net income by average total assets for the year.
In January 2024, the Compensation Committee determined that the restricted shares granted to Mr. Allison in January 2021 vested at the 100% level based on the Company’s actual performance for the three-year period ending December 31, 2023, at the 83rd percentile or above for each performance measure.
Clawback. The Chairman’s Agreement provides that all equity awards granted to Mr. Allison under the agreement are subject to clawback in the event the Company restates its financial statements and the Committee determines that the shares vested to the executive officer would not have vested had the vesting been based on the restated results, if in the Committee’s discretion the stock award would not have been granted or vested had the Committee known of an action or omission of the executive, or otherwise if required under any Company clawback policy in effect from time to time. In addition, if all or any portion of the award vests based on September 30th peer performance comparisons, any such shares will be subject to clawback if the Committee determines that the performance measure was not satisfied once the peer companies’ fourth quarter financial results are received.

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Compensation Discussion and Analysis
Equity Awards to Other NEOs
The Compensation Committee does not have a practice of annually granting equity incentive awards to our named executive officers, other than our Chairman. The Committee issues equity incentive awards to our other named executive officers on a less frequent basis. These awards may be in the form of restricted shares, nonqualified stock options or certain other equity-based awards and may be granted on a regular (fixed) basis with time-based vesting or as performance-based awards subject to vesting upon the satisfaction of performance conditions.
While equity incentive compensation represents an important component of the Company’s overall executive compensation program and promotes alignment of our executives’ interests with our shareholders, the Committee believes that less frequent, more targeted equity grants to our other executives and key employees, which may be coordinated with specific Company-wide strategic performance initiatives, serve as an effective mechanism to incentivize superior long-term individual and Company performance. The Committee may also issue restricted shares or stock options in connection with an executive’s promotion or to reward or incentive other special performance, such as efforts in connection with a strategic acquisition or other operational initiatives. The Committee also considers recommendations from our Chairman as to awards for our other executive officers.
The last two significant series of equity grants to our named executive officers, other than the Chairman, consisted primarily of performance-based restricted shares and stock options subject to “stretch” performance goals based on the Company’s average or cumulative diluted earnings per share, with the shares and options to vest during an additional extended time-vesting period following achievement of the performance goal. These goals were targeted to promote specific performance initiatives to achieve new levels of record Company earnings over at least a four-quarter period and intended to both provide an additional retention and performance incentive for these executives and further align their interests with the interests of our shareholders.
In July 2018, the Committee granted performance-based restricted shares and stock options to our named executive officers, other than the Chairman, and other key Company and bank employees with a performance goal of average adjusted diluted earnings per share of $0.50 per share for four consecutive quarters or $2.00 total adjusted diluted earnings per share over a period of four consecutive quarters. In determining whether the performance goal was met, the calculation of adjusted diluted earnings per share excluded one-time or non-reoccurring gains or losses. The performance goal was met on March 31, 2021. Therefore, the restricted shares will vest in three equal annual installments beginning on March 31, 2024, and the stock options vest in five equal annual installments that began on March 31, 2022.
The Committee granted similar performance-based restricted shares and stock options to our named executive officers, other than the Chairman, and key Company and bank employees in August 2015. The performance goal for these awards consisted of average diluted earnings per share of $0.3125 per share (as adjusted for the Company’s 2-for-1 stock split on June 8, 2016) for four consecutive quarters or $1.25 total diluted earnings per share (stock split-adjusted) over a period of four consecutive quarters. This performance goal was met as of December 31, 2016. As a result, the restricted shares vested over five years in three equal annual installments beginning on December 31, 2019, and the stock options vested in seven equal annual installments on each anniversary of the grant date, with the first installment vesting on December 31, 2016, the date the performance goal was met. The final installment of these restricted shares vested on December 31, 2021, and the final installment of these stock options vested on August 24, 2022. The Committee also granted restricted shares subject to time (or fixed) vesting in connection with these performance-based awards. These shares vested over five years in three equal annual installments, with the first installment vesting on August 24, 2018 and the final installment vesting on August 24, 2020.
Retirement and Insurance Benefits
Chairman’s Retirement Plan. In 2007, our Board of Directors, based on a recommendation by the Compensation Committee, approved a Chairman’s Retirement Plan for our Chairman, John W. Allison. The Chairman’s Retirement Plan provides a supplemental retirement benefit to Mr. Allison of $250,000 per year for 10 consecutive years or until Mr. Allison’s death, whichever occurs later.
The benefits under the plan became 100% vested and commenced on Mr. Allison reaching age 65 in 2011. The vested benefits are payable over 10 years or Mr. Allison’s life, whichever is greater. If Mr. Allison died during the 10 year guaranteed benefit period, his beneficiary would receive the remaining payments due during the guaranteed period. Because the guaranteed benefit period has expired, no further benefits will be paid upon Mr. Allison’s death. The annual benefit is paid in monthly installments.
Supplemental Executive Retirement Plan. Prior to our acquisition of Community Bank in 2003, Community Bank purchased life insurance policies on its President and Chief Executive Officer, Tracy M. French. The policies are designed to offset benefit expenses associated with a supplemental annual retirement benefit that grows on a tax-deferred basis. A portion of the benefit is determined by an indexed formula. The balance of the benefit is determined by crediting interest on the accrued balances. The calculation for the benefit expense accrual is: insurance policy income minus opportunity cost plus interest. The opportunity cost is determined by the bank and is equal to the five year average of the one year Treasury Bill rate. The bank (now Centennial Bank) retains the opportunity cost. Prior to Mr. French’s retirement, any after-tax earnings in excess of the opportunity costs are accrued to a liability reserve account for his benefit. At retirement, this liability reserve

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Compensation Discussion and Analysis
account is amortized with interest and paid out over a period of 15 years. If Mr. French dies while there is a balance in his account, this balance will be paid in a lump sum to Mr. French’s beneficiaries.
The life insurance benefit for Mr. French is being provided by an endorsement split dollar life plan. Upon the death of the executive, the death benefit payable to his beneficiaries is equal to 70% of the net at-risk life insurance portion (total benefit less cash value) of the policies insuring the life of Mr. French. The bank has all ownership rights in the death benefits and cash surrender values of the insurance policies on Mr. French. Its obligations under the retirement benefit portion of this policy are unfunded; however, the bank has purchased life insurance policies on Mr. French that are actuarially designed to offset the annual expenses associated with the benefit portion of the plan and will, given reasonable actuarial assumptions, offset all of the cost during Mr. French’s lifetime and provide a complete recovery of costs at death.
401(k) Plan. All our full- and part-time employees over the age of 21 are eligible to participate in our 401(k) Plan immediately. We contribute a matching contribution equal to 50% of the participants’ first 6% of deferred compensation contribution. In addition, we may make a discretionary contribution. No discretionary contributions were made during 2023.
Health and Insurance Benefits. Our full-time officers and employees are provided hospitalization and major medical insurance. We pay a substantial part of the premiums for these coverages. All insurance coverage under these plans is provided under group plans on generally the same basis to all of our full-time employees. Also, we provide other basic insurance coverage including dental, life, and long-term disability insurance.
In 2004, First State Bank (now Centennial Bank) adopted an endorsement split-dollar life insurance plan which provides for the purchase of life insurance policies insuring the life of Mr. Allison. Both the bank and Mr. Allison have an interest in each of the policies, and therefore, this is classified as an endorsement split-dollar plan. Mr. Allison’s beneficiaries will be entitled to an amount equal to 50% of the net at-risk insurance portion of the total proceeds. The net at-risk portion is the total proceeds less the cash value of the policy. Mr. Allison recognizes the economic value of this death benefit each year on his individual income tax return. The beneficiaries of the policies are named by Mr. Allison and the bank will receive the remainder of the death benefit. The bank has all ownership rights in the death benefits and surrender values of the policies. The premium paid on June 4, 2004, for the policies was $4.8 million. Effective December 22, 2006, the death benefits payable under these policies split between the bank and Mr. Allison’s beneficiaries. If the death benefits were paid in 2023, approximately $10.6 million would have been paid to the bank and approximately $1.3 million would have been paid to Mr. Allison’s beneficiaries.
Perquisites
The Company provided certain perquisites to executive management in 2023. These perquisites included:
•401(k) contributions
•Country club dues
•Car allowance
•Use of company owned car
The Company owns a used airplane which it purchased in 2017 from Mr. Allison’s company, Capital Buyers. The Company also from time-to-time uses an additional airplane owned by Capital Buyers. Two employees of the Company are pilots and fly the airplanes. Mr. Allison from time-to-time uses the airplanes and the pilots for personal travel, which may or may not occur during working hours. When the Company uses the Capital Buyers plane, Capital Buyers charges the Company for out of pocket expenses and other expenses attributable to use and maintenance of the aircraft.
Director Fees and Stock Awards
Mr. Allison receives additional fees for his service as Chairman of the Board of Directors of the Company, which for 2023 included an annual retainer of $14,000, a fee of $7,500 for each holding company Board meeting attended and fees of $750 for each meeting of the Asset/Liability Committee attended. The fees for his service as Chairman of the Board are set by the Board of Directors. In addition, Mr. Allison serves on the board of directors of the Company’s bank subsidiary and each regional board of directors of the bank. He receives fees for his service on the board of directors and each regional board of the bank and certain bank committees. The fees for his service on each board are set by the respective boards of the bank. Mr. Allison earned a total of $177,925 in fees for his service on the Board of Directors of the Company and the board of directors and regional boards of the bank during 2023, including fees for his service on committees of the Company and bank boards.
Because Mr. Allison retained these board and committee responsibilities in addition to resuming the CEO role in November 2019, the Board of Directors believes these director fees appropriately compensate Mr. Allison for his services on the various Company and bank boards and committees on which he serves in addition to his executive responsibilities.
Additionally, the Board of Directors has in recent years granted an annual stock award of 3,000 shares of restricted stock to all directors, except that Mr. Allison did not receive a director stock award in 2021. Messrs. Allison, Davis and French each received 3,000 shares of restricted stock in January 2023 in connection with their service as directors of the Company. These shares vest in three equal annual installments beginning on the first anniversary of the grant date.

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Report of the Compensation Committee of the Board of Directors
Report of the Compensation Committee of the Board of Directors
The following Compensation Committee Report should not be deemed filed or incorporated by reference into any other document, including the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report into any such filing by reference.
In accordance with its written charter, the Compensation Committee evaluates and approves the plans and policies related to the compensation of the Company’s executive officers and directors. A copy of the Compensation Committee charter is published on the Company’s website at www.homebancshares.com under the caption “Investor Relations”/“Overview”/“Governance Documents.”
The Committee met twice in 2023 to discuss, among other items, the salaries, bonuses and other compensation of the senior executive officers and other key employees of the Company.
The Compensation Committee reviewed and discussed with management the information provided in the preceding Compensation Discussion and Analysis section of this Proxy Statement. Based on its review and discussions with management, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and our Annual Report on Form 10-K for the calendar year ended December 31, 2023, for filing with the SEC.
Home BancShares, Inc.
Compensation Committee Members
Mike D. Beebe, Chairman
Milburn Adams
Richard H. Ashley
Jack E. Engelkes
Jim Rankin, Jr.

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Executive Compensation
Executive Compensation
The following table sets forth various elements of compensation earned by, awarded or paid to the individuals who served as our CEO, our CFO, and our three other most highly-compensated executive officers during the fiscal year ended December 31, 2023 (collectively, our “named executive officers”), for services rendered in each of the last three years.

Summary Compensation Table

Name and principal position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards (2)	Non-equity incentive plan compensation (1)	Change in pension value and non-qualified deferred compensation earnings	All other compensation		Total
John W. Allison, Chairman of the Board, CEO & President	2023	$707,351	$—	$3,431,790	$—	$750,000	$84,787	$814,931	(3)	$5,788,859
	2022	650,600	—	3,661,290	—	650,000	97,449	687,747		5,747,086
	2021	496,462	—	3,381,000	—	500,000	109,140	638,213		5,124,814
Brian S. Davis, Chief Financial Officer and Treasurer	2023	368,166	—	67,290	—	220,631	—	21,450	(4)	677,536
	2022	359,182	—	71,790	—	215,250	—	23,387		669,609
	2021	350,346	—	66,540	—	170,000	—	23,973		610,859
Tracy M. French, CEO & President of Centennial Bank	2023	699,659	—	67,290	—	420,000	63,660	79,604	(5)	1,330,213
	2022	649,638	385,000	71,790	—	390,000	60,432	77,636		1,634,496
	2021	599,889	40,000	66,540	—	360,000	54,648	72,872		1,193,949
J. Stephen Tipton, Chief Operating Officer	2023	450,258	—	—	—	270,144	—	50,834	(6)	771,237
	2022	420,215	265,000	—	—	252,000	—	50,764		987,979
	2021	400,135	60,000	—	—	240,000	—	48,508		748,644
Kevin D. Hester, Chief Lending Officer	2023	431,154	—	—	—	258,454	—	25,489	(7)	715,097
	2022	420,653	—	—	—	252,150	—	27,341		700,144
	2021	410,238	—	—	—	246,000	—	28,231		684,469
(1)For each named executive officer other than the Chairman and CEO, the payment of a portion of the cash bonus and non-equity incentive plan amounts reported in each year will be deferred until the end of the second calendar year after completion of the performance year, subject to the executive’s continued employment. For 2021, a portion representing 10% of the executive’s 2021 bonus and incentive plan amounts was paid in January 2024. For 2022, a portion of the non-equity incentive plan amount representing 10% of the executive’s 2022 base salary will be paid in January 2025. For 2023, a portion of the non-equity incentive plan amount representing 10% of the executive’s 2023 base salary will be paid in January 2026. All other bonus amounts earned were paid in January following the year in which they were earned.
(2)Restricted stock and stock option awards are based on the grant date fair values and are calculated pursuant to the provisions of FASB ASC Topic 718 “Compensation – Stock Compensation” and is based on the probable outcome of any performance-based awards as of the grant date. See Note 13 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for a discussion of the assumptions underlying the valuation of these stock option awards.
(3)Mr. Allison used pilots employed by the Company for personal trips in an airplane owned by Capital Buyers, a company owned by Mr. Allison. The incremental cost of those services was determined to be $5,100, using $850 per day, current rate for a commercial pilot. Other Compensation also includes Company Board of Directors fees, $51,500; subsidiary bank director and advisory board fees, $15,000; committee fees, $111,425; auto allowance, $20,887; 401(k) contribution, $9,900; country club dues, $8,835; Company-owned life insurance ownership, $14,684; income realized from 2007 supplemental retirement plan, $250,000; and income realized from restricted stock dividends, $327,600.
(4)Includes 401(k) contribution, $9,900; and income realized from restricted stock dividends, $11,520.
(5)Includes personal use of Company car, $9,331; 401(k) contribution, $9,900; income realized from restricted stock dividends, $58,320; and Company-owned life insurance ownership, $2,018. The incremental cost of the car was determined by multiplying the percentage of personal miles times the annual lease value of the car.
(6)Includes 401(k) contribution,$9,900; income realized from restricted stock dividends, $21,600; auto allowance, $15,600; and country club dues, $3,696.
(7)Includes country club dues, $3,851; and income realized from restricted stock dividends, $21,600.

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Executive Compensation

Employment Agreements
John W. Allison
On March 1, 2021, we entered into an employment agreement with our Chairman and CEO in connection with his service as our executive Chairman (the “Chairman’s Agreement”). Under the terms of the Chairman’s Agreement, Mr. Allison will continue to serve as “Executive Chairman” of the Company until such time as either he or the Board determines that he shall no longer serve as Executive Chairman at which time he will be appointed Chairman Emeritus. The Chairman’s Agreement terminates on December 31, 2030, unless earlier terminated under the terms of the agreement.
Executive Chairman. In connection with Mr. Allison’s service as our Executive Chairman, Mr. Allison receives an annual base salary of $500,000, or such increased amount as may be determined by the Compensation Committee, and is eligible to receive an annual cash incentive bonus in an amount up to 100% of his base salary, subject to the terms of the Company’s Executive Incentive Plan or any similar annual cash incentive program as may be adopted by the Company from time to time.
Mr. Allison is also eligible to receive equity incentive plan awards on an annual basis representing up to an aggregate of 150,000 shares of restricted stock beginning in 2021. Two-thirds of Mr. Allison’s eligible annual restricted stock award, or up to 100,000 shares, are subject to the satisfaction of performance conditions over a three-year performance period with vesting to occur at the end of the performance period. The remaining one-third of the eligible award, or up to 50,000 shares, is time-based with vesting to occur on the third anniversary of the grant date. The performance measures and goals for Mr. Allison’s 2021 equity incentive award were set forth in the agreement and are similar to the peer comparison performance measures included in the Executive Incentive Plan. See Compensation Discussion and Analysis – Equity Incentive Compensation above for a description of these performance measures and the applicable payout formula for each measure. The Chairman’s Agreement gives the Compensation Committee discretion to designate different or additional performance conditions for future annual performance-based restricted stock awards granted to Mr. Allison after 2021.
As Executive Chairman, Mr. Allison is also entitled to four weeks of paid vacation and has the right to participate in the Company’s medical and life insurance programs and other customary employee benefit plans.
The compensation and benefits to which Mr. Allison is entitled as Executive Chairman under the Chairman’s Agreement are based solely on his service in such capacity. Mr. Allison’s service as the Company’s CEO or in any other capacity will not entitle him to any additional compensation or benefits, nor will termination of his service in such additional capacity or capacities result in any decrease of his compensation and benefits as Executive Chairman.
Chairman Emeritus. Upon becoming Chairman Emeritus, Mr. Allison will continue to consult with and advise the Board and perform such other tasks and duties as requested by the Board and will be expected, to the extent reasonably practicable, to attend and participate in an advisory capacity in all Board meetings and those committee meetings for which his attendance is requested by the Board. As Chairman Emeritus, he will receive an annual base salary of $400,000 but will no longer be eligible to participate in any annual cash incentive bonus program or receive any new equity incentive awards. Any previously-issued equity incentive awards will continue to vest under the original terms of the awards. As Chairman Emeritus, Mr. Allison will continue to be employed by the Company and participate in the Company’s employee benefit plans and will continue to receive certain perquisites and benefits he received as Executive Chairman, including reimbursement of club dues. He will also continue to have access to his office and an administrative assistant at no cost and have access to the pilots retained by Company at his cost for any personal travel.
Death or Disability. In the event Mr. Allison’s employment is terminated due to his death or disability, Mr. Allison or his estate will be entitled to receive a lump sum payment in an amount equal to two times the Chairman Emeritus annual salary within 90 days after his death or disability. He or his estate will also be entitled to receive any annual cash bonus awards earned but not yet paid, any vested equity incentive awards granted pursuant to the Chairman’s Agreement, and continued group insurance coverage for Mr. Allison’s spouse until she reaches the age of 65. In addition, all unvested shares of restricted stock not subject to performance conditions will automatically vest upon Mr. Allison’s termination due to death or disability unless otherwise determined by the Compensation Committee.
For Mr. Allison’s outstanding performance-based equity incentive awards, a portion of such unvested shares will vest upon his death or disability based on and subject to satisfaction of the applicable performance measures for the completed years in the performance period prior to Mr. Allison’s death or disability as follows, unless otherwise determined by the Compensation Committee. If Mr. Allison’s death or disability occurs after the end of the second year of the performance period but before the end of the third year of the performance period for such award, two-thirds of any unvested shares under such award will automatically vest to the extent that the shares would have vested based on satisfaction of the applicable performance measures for the completed two-year period. If Mr. Allison’s death or disability occurs after the end of the first year of the performance period but before the end of the second year of the performance period for such award, one-third of any unvested shares under such award will automatically vest to the extent that the shares would have vested based on satisfaction of the applicable performance measures for the completed one-year period. If Mr. Allison’s death or disability occurs during the first year of the performance period, all shares under such award will be forfeited in their entirety.

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Voluntary Resignation or Termination for Cause. Mr. Allison may voluntarily terminate his employment upon 30 days’ notice to the Board, provided that his resignation as Executive Chairman to become Chairman Emeritus will not be deemed a termination of employment under the Chairman’s Agreement. The Company may also terminate Mr. Allison’s employment at any time for “cause,” as defined in the agreement, by written notice of termination to Mr. Allison. In the event of a termination of Mr. Allison’s employment due to his voluntary resignation or the Company’s termination of his employment for cause, the Chairman’s Agreement will terminate, all unvested equity incentive awards granted under the agreement and unpaid annual cash bonus amounts will be forfeited, and the Company will have no obligation to pay any continued salary (after death or otherwise) or provide continued group insurance for Mr. Allison’s spouse. The agreement includes customary mutual non-disparagement provisions.
Clawback. The Chairman’s Agreement contains a clawback provision under which all performance-based cash bonuses and equity incentive awards issued under the Chairman’s Agreement will be subject to clawback (i) in the event the Company restates its financial statements and the Compensation Committee determines that the award paid or issued to Mr. Allison would not have been paid or vested had actual performance been based on the restated results; (ii) if the Committee determines that a performance measure was satisfied based on peer comparison data that does not include fourth quarter data and ultimately it is determined that the such measure was not satisfied once fourth quarter data is received; (iii) if the Committee determines in its reasonable discretion that an award would not have been made or vested had the Committee known of an action or omission of Mr. Allison; and (iv) under any Company clawback policy as may be in effect from time to time which may require the awards to be repaid or forfeited to the Company after they have been paid or issued.

We currently do not have any other employment agreements in effect with any of our named executive officers. We have entered into certain change-in-control agreements with our named executive officers, other than the Chairman, which are described below under Payments Upon Termination or Change-In-Control.

Stock Awards and Stock Option Grants
On January 21, 2022, our Board of Directors adopted and on April 21, 2022, our shareholders approved the Home BancShares, Inc. 2022 Equity Incentive Plan (the “2022 Plan”), which replaced our Amended and Restated 2006 Stock Option and Performance Incentive Plan (the “2006 Plan”) and which increased the total shares authorized for issuance by 1,500,000 additional shares to 14,788,000 shares. In 2023, no stock options were granted and options to purchase 44,248 shares were exercised. The Company granted restricted stock awards representing a total of 260,500 shares of our common stock during 2023. See Compensation Discussion and Analysis – Components of Compensation for more information on the awards granted to our named executive officers. Awards outstanding under the 2006 Plan will remain in effect under the 2006 Plan according to its terms.
The following table contains information about awards granted pursuant to these plans to each of our named executive officers during the fiscal year ended December 31, 2023. All equity awards reported in the table were granted under the 2022 Plan:

Grants of Plan-Based Awards Table

Name	Grant Date	Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All other stock awards: number of shares of stock or units	All other option awards: number of securities under- lying options	Exercise or base price of option awards (per share)	Grant date fair value of stock and option awards(1)
		Threshold	Target	Maximum	Threshold	Target	Maximum
John W. Allison	1/20/2023	—	—	—	—	—	—	50,000	—	—	$1,121,500
	1/20/2023	—	—	—	—	—	—	3,000	—	—	67,290
	1/20/2023	—	—	—	12,500	75,000	100,000	—	—	—	2,243,000
		150,000	750,000	750,000	—	—	—	—	—	—	—
Brian S. Davis	1/20/2023	—	—	—	—	—	—	3,000	—	—	67,290
		18,386	220,631	220,631	—	—	—	—	—	—	—
Tracy M. French	1/20/2023	—	—	—	—	—	—	3,000	—	—	67,290
		35,000	420,000	420,000	—	—	—	—	—	—	—
J. Stephen Tipton		22,512	270,144	270,144	—	—	—	—	—	—	—
Kevin D. Hester		21,538	450,000	450,000	—	—	—	—	—	—	—

(1)Grant date fair value is calculated pursuant to the provisions of FASB ASC Topic 718 “Compensation – Stock Compensation” and is based on the probable outcome of any performance-based awards as of the grant date. See Note 13 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for a discussion of the assumptions underlying the valuation of these equity awards.

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Executive Compensation
The estimated future payouts under non-equity incentive plan awards for each named executive officer represent the amounts which each named executive officer was eligible to receive under the Executive Incentive Plan, subject to the achievement of certain annual absolute and relative performance conditions as described above in Compensation Discussion and Analysis – Annual Cash Incentives. The threshold amounts reported represent the minimum cash bonus amount that each named executive officer could have earned under the plan, which would have occurred if the Company attained one of the absolute performance targets, but no other performance conditions were satisfied under the plan.

The restricted shares granted to Mr. Allison on January 20, 2023 include 50,000 restricted shares that will vest in their entirety on January 20, 2026, 100,000 performance-based restricted shares that will vest in whole or in part after December 31, 2025 upon the certification by the Compensation Committee that certain performance measures have been satisfied over the three-year performance period, and 3,000 shares for his service as a director of the Company, which will vest over three years in 33.3% installments beginning January 20, 2024. These restricted shares include dividend and voting rights prior to vesting. The threshold amount reported for Mr. Allison under estimated future payouts under equity incentive plan awards represents the minimum number of performance-based shares that would vest if only one performance measure is satisfied at the threshold performance level but no other performance conditions were satisfied under the plan. See Compensation Discussion and Analysis – Equity Incentive Compensation above for a description of the performance measures and the applicable payout formula for each measure.

The restricted shares granted to Messrs. Davis and French on January 20, 2023 for their service as directors of the Company will vest over three years in 33.3% installments beginning January 20, 2024, and include dividend and voting rights prior to vesting.

Information regarding the vesting upon death, disability, termination of employment or a change in control of the Company of the restricted shares granted to the named executive officers is described below under Payments Upon Termination or Change-In-Control.
As of February 16, 2024, options to purchase 2,738,934 shares remain outstanding under the 2022 Plan, and 2,439,486 shares of common stock remain available for future awards under the 2022 Plan. The Company does not currently have a policy regarding repricing of stock options.
The following table contains information, on a stock dividend and stock split adjusted basis, about unexercised stock options previously granted to each of our named executive officers that are outstanding as of December 31, 2023:

Outstanding Equity Awards at Fiscal Year-End Table No. 1

Name	Option Awards
	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable		Equity incentive plan awards: Number of securities underlying unexercised unearned options	Option exercise price	Option expiration date
John W. Allison	—	—		—	$—
Brian S. Davis	50,000	—		—	16.86	3/11/2025
	100,000	—		—	18.46	8/23/2025
	8,000	12,000	(1)	—	23.32	7/19/2028
Tracy M. French	100,000	—		—	14.71	1/15/2025
	150,000	—		—	18.46	8/23/2025
	60,000	90,000	(1)	—	23.32	7/19/2028
J. Stephen Tipton	40,000	—		—	18.46	8/23/2025
	24,000	36,000	(1)	—	23.32	7/19/2028
Kevin D. Hester	100,000	—		—	18.46	8/23/2025
	20,000	—		—	21.25	4/20/2026
	24,000	36,000	(1)	—	23.32	7/19/2028
(1)These options will vest in three equal annual installments beginning March 31, 2024.

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The following table contains information about the restricted stock awards previously granted to each of our named executive officers that are outstanding as of December 31, 2023:

Outstanding Equity Awards at Fiscal Year-End Table No. 2

Name	Stock Awards
	Number of shares or units of stock that have not vested		Market value of shares or units of stock that have not vested(1)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested		Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested(1)
John W. Allison	50,000	(2)	$1,266,500	—		$—
	—		—	100,000	(3)	2,533,000
	2,000	(4)	50,660	—		—
	50,000	(5)	1,266,500	—		—
	—		—	100,000	(7)	2,533,000
	3,000	(6)	75,990	—		—
	50,000	(8)	1,266,500	—		—
	—		—	100,000	(9)	2,533,000
Brian S. Davis	—		—	10,000	(10)	253,300
	1,000	(2)	25,330	—		—
	2,000	(4)	50,660	—		—
	3,000	(6)	75,990	—		—
Tracy M. French	—		—	75,000	(10)	1,899,750
	1,000	(2)	25,330	—		—
	2,000	(4)	50,660	—		—
	3,000	(6)	75,990	—		—
J. Stephen Tipton	—		—	30,000	(10)	759,900
Kevin D. Hester	—		—	30,000	(10)	759,900
(1)The market value applied to the unvested shares of the named executive officer’s restricted common stock was $25.33 per share based upon the closing price as reported on the New York Stock Exchange on December 31, 2023.
(2)These shares vested on February 8, 2024.
(3)These shares vested on January 19, 2024, upon the Compensation Committee’s certification that the applicable performance conditions for the three-year performance period ending December 31, 2023, were achieved at the maximum performance level. The performance measures and goals are set forth in the Chairman’s Agreement.
(4)These shares will vest in two equal annual installments beginning January 21, 2024.
(5)These shares will vest on January 21, 2025.
(6)These shares will vest in three equal installments beginning on January 20, 2024.
(7)These shares are subject to the satisfaction of performance conditions over a three-year performance period ending December 31, 2024, with vesting to occur at the end of the performance period. The performance measures and goals are set forth in the Chairman’s Agreement.
(8)These shares will vest on January 20, 2026.
(9)These shares are subject to the satisfaction of performance conditions over a three-year performance period ending December 31, 2025, with vesting to occur at the end of the performance period. The performance measures and goals are set forth in the Chairman’s Agreement.
(10)These performance-based shares will vest over five years in three equal annual installments beginning on the third annual anniversary of the date that the performance goal was met. The performance goal was met on March 31, 2021.

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Executive Compensation

Option Exercises and Stock Awards Vested in 2023
The following table contains information about stock options exercised and restricted stock awards vested by each of our named executive officers during 2023.

Option Exercises and Stock Awards Vested Table

Name	Option Awards		Stock Awards
	Number of shares acquired on exercise	Value realized on exercise	Number of shares acquired on vesting	Value realized on vesting
John W. Allison	100,000	$1,374,000	51,000	$1,163,430
Brian S. Davis	—	—	3,000	67,680
Tracy M. French	—	—	3,000	67,680
J. Stephen Tipton	—	—	—	—
Kevin D. Hester	—	—	—	—

Pension and Other Benefits
The following table contains information about the actuarial present value, computed as of December 31, 2023, of the accumulated benefit to each of our named executive officers under each plan in which such executive officer participates that provides for the payment of specified retirement benefits or benefits that will be paid primarily following retirement:

Pension and Other Benefits Table

Name	Plan Name	Number of years credited service	Present value of accumulated benefit	Payments during last fiscal year
John W. Allison	Chairman's Retirement Plan	(1)	$969,259	$250,000
Brian S. Davis	N/A	—	—	—
Tracy M. French	Supplemental Executive Retirement Plan	(1)	670,584	—
J. Stephen Tipton	N/A	—	—	—
Kevin D. Hester	N/A	—	—	—
(1)The benefits under the Chairman’s Retirement Plan and the Supplemental Executive Retirement Plan are not dependent on credited years of service. The benefits under the Chairman’s Retirement Plan became fully vested in 2011 when Mr. Allison reached age 65. Mr. French is fully vested in the balance accrued to the liability reserve account for his benefit in connection with the Supplemental Executive Retirement Plan.
The present value of Mr. Allison’s accumulated benefit is calculated based on an 8.00% rate of return over 17.2 years following his reaching age 65 and a $250,000 annual payment. The present value of Mr. French’s accumulated benefit is calculated based on 180 monthly payments to be made once Mr. French retires after reaching age 65, and the monthly payment amount will be determined based upon the amount that has been accrued in the corresponding reserve liability account on the bank’s books. Prior to Mr. French’s retirement, this liability account will be adjusted based upon the performance of the two life insurance policies, in addition to 8% interest credited to this account. After the liability account has been paid out in full, Mr. French will begin receiving the indexed retirement benefit payable for lifetime.
See Compensation Discussion and Analysis – Components of Compensation for more information regarding these plans.

Nonqualified Deferred Compensation
We do not currently have in effect any defined contribution or other plan that provides for the deferral of compensation to any of our named executive officers on a basis that is not tax-qualified.

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Executive Compensation

Payments Upon Termination or Change-In-Control
Change in Control Agreements
On August 6, 2020, we and our bank subsidiary, Centennial Bank, entered into individual change-in-control agreements (each an “Agreement”) with each of our then serving named executive officers (“NEOs”), other than our Chairman and CEO, which includes Messrs. Davis, French, Tipton and Hester. Because change-in-control agreements have become common among public companies across many industries, including banks and bank holding companies, the Compensation Committee believes these Agreements represent an important component of the Company’s strategic planning process and provide a strong retention incentive for certain key executives that aligns with shareholder interests. The payments to the NEOs set forth in the Agreements are designed to be consistent with the Company’s peers and represent an aggregate value as of December 31, 2023 of less than $10 million, or less than one-half of 1% of the Company’s market capitalization at December 31, 2023.
Under the terms of each Agreement, in the event of a change in control of the Company or Centennial Bank, the NEO will be entitled to a lump sum cash payment payable within 30 days following the date of the change-in-control event. The payment amount each NEO is entitled to receive is equal to 2.99 times the average annual compensation paid to such NEO by the Company and Centennial Bank that was includable in the NEO’s gross income for the most recent five taxable years ending before the date on which the change-in-control event occurs. The Agreements contain a cutback provision that reduces the compensation payable under the Agreement to the extent necessary to not cause the Company or Centennial Bank to have paid an “excess parachute payment” (as defined in Section 280G(b)(1) of the Internal Revenue Code of 1986, as amended). In addition, the cash payment will be further reduced if total compensation and benefits payable to the NEO upon a change-in-control event exceeds $7,000,000 (in the case of Tracy French) and $6,000,000 (in the case of Brian Davis, Stephen Tipton and Kevin Hester), even if such cash amount or benefit would not be deemed an excess parachute payment.
The Agreements define “change-in-control” as the first occurrence of any of the following:
•one person (or more than one person acting as a group) acquires the beneficial ownership of stock of Centennial Bank or the Company that, together with the stock held by such person or group, constitutes more than 40% of the total fair market value or total voting power of the stock of Centennial Bank or the Company;
•a majority of the members of the board of directors of the Company are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the board of directors of the Company before the date of appointment or election; or
•one person (or more than one person acting as a group) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition) assets from Centennial Bank or the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of Centennial Bank or the Company immediately before such acquisition(s).
The Agreement terminates if the NEO resigns or if the NEO’s employment is terminated prior to a change in control event. However, if the NEO’s employment is terminated without cause, the NEO will be entitled to receive the change-in-control payment if a change-in-control occurs within 12 months after the NEO’s termination without cause.
Accelerated Vesting of Equity Awards
Our equity incentive plan awards to our named executive officers are subject to accelerated vesting of the awards upon a termination of employment in certain circumstances and upon a change in control of the Company.
For awards granted prior to February 27, 2022, our Amended and Restated 2006 Stock Option and Performance Incentive Plan, as amended, generally provides that, unless the Compensation Committee provides otherwise in the applicable award agreement, upon an employee’s death, any unvested stock options and unvested shares of restricted stock held by the employee at the time of his or her death will vest immediately and any unvested shares of restricted stock subject to performance conditions will vest immediately to the extent the performance conditions have been met.
For all subsequent awards, our 2022 Equity Incentive Plan generally allows the Compensation Committee to designate in the applicable award agreement whether the vesting of unvested awards will be accelerated upon a termination of employment for any reason. If not otherwise provided in the applicable award agreement, all unvested vested awards are forfeited upon a termination of employment.
The award agreements for stock options granted to our named executive officers generally provide that any unvested stock options will vest immediately upon the executive’s death or disability. For stock options granted before 2018, the stock option agreements also provide that any unvested options will vest immediately if the executive’s employment is terminated by the Company without cause. In addition, each of the Company’s outstanding stock option agreements also provides that any unvested options will vest immediately upon a change in control of the Company or a sale or merger of the Company in which the Company is not the surviving entity.

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Executive Compensation
With respect to shares of restricted stock granted to our named executive officers, the Company’s outstanding award agreements similarly provide that any unvested restricted shares will vest immediately upon the executive’s termination due to death or disability, except that any restricted shares that are subject to performance conditions will only vest to the extent the performance goal has been met as of the date of death or disability. For Mr. Allison’s equity awards, the unvested performance-based shares will vest based on the Company’s performance during the completed years in the performance period prior to Mr. Allison’s death or disability, unless otherwise determined by the Compensation Committee. If Mr. Allison’s death or disability occurs after the end of the second year of the performance period but before the end of the third year of the performance period, two-thirds of the unvested performance-based shares will automatically vest to the extent that the shares would have vested based on satisfaction of the applicable performance measures for the completed two-year period. If Mr. Allison’s death or disability occurs after the end of the first year of the performance period but before the end of the second year of the performance period, one-third of the unvested performance-based shares will automatically vest to the extent that the shares would have vested based on satisfaction of the applicable performance measures for the completed one-year period. If Mr. Allison’s death or disability occurs during the first year of the performance period, all performance-based shares under such award will be forfeited in their entirety.
If an executive’s employment is terminated for any other reason, the Company’s outstanding restricted stock award agreements generally provide that all unvested shares will be forfeited. For purposes of Mr. Allison’s outstanding awards, his transition to Chairman Emeritus will not result in a termination of employment and no shares will be forfeited. The award agreements also provide that any unvested shares will vest immediately upon a change in control of the Company, except that with respect to Mr. Allison’s performance-based restricted shares, the shares will vest only to the extent the performance goal has been met on the date of the change in control.
Executive Incentive Plan
Our Executive Incentive Plan provides that each named executive officer participating in the plan is entitled to payments of certain earned but unpaid bonus amounts in the event of the named executive officer’s termination due to death or disability. If the named executive officer’s termination due to death or disability occurs during a performance year, the executive officer will be entitled to the bonus amount that he or she would have received had the death or disability not occurred, except that no deferred bonus amount will be payable regardless of whether the maximum annual bonus amount would have been earned. Unless otherwise determined by the Compensation Committee, if the termination due to death or disability occurs after the end of a performance year in which a deferred bonus amount was earned but prior to the date such deferred bonus amount vests under the plan, one-third of the deferred bonus amount will vest immediately if the death or disability occurs in the first year following the performance year or two-thirds of the deferred bonus amount will vest immediately if the death or disability occurs in the second year following the performance year. The remaining two-thirds of the deferred bonus amount (in the case of death or disability occurring in the first year following the performance year) or the remaining one-third of the deferred bonus amount (in the case of death or disability occurring in the second year following the performance year) will be forfeited. If the named executive officer’s continuous service terminates for any other reason following the completion of the performance year but prior to the date the deferred bonus amount vests under the plan, all rights to the deferred bonus amount will be forfeited, unless otherwise determined by the Compensation Committee.
Chairman’s Agreement
In the event Mr. Allison’s employment is terminated due to his death or disability, Mr. Allison or his estate will be entitled to receive a lump sum payment in an amount equal to two times the Chairman Emeritus annual salary within 90 days after his death or disability. He or his estate will also be entitled to receive any annual cash bonus awards earned but not yet paid, any vested equity incentive awards granted pursuant to the Chairman’s Agreement, and continued group insurance coverage for Mr. Allison’s spouse until she reaches the age of 65. In addition, any unvested shares of restricted stock will vest upon Mr. Allison’s termination due to death or disability under the terms described above under Accelerated Vesting of Equity Awards.
Retirement Plans and Insurance Benefits
Chairman’s Retirement Plan. The Chairman’s Retirement Plan provides a supplemental retirement benefit to Mr. Allison of $250,000 per year in monthly installments for 10 consecutive years or until Mr. Allison’s death, whichever occurs later. The benefits under the plan became 100% vested and commenced on Mr. Allison reaching age 65 in 2011. The vested benefits are payable over 10 years or Mr. Allison’s life, whichever is greater. If Mr. Allison died during the 10 year guaranteed benefit period, his beneficiary would receive the remaining payments due during the guaranteed period. Because the guaranteed benefit period has expired, no further benefits will be paid upon Mr. Allison’s death.

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Supplemental Executive Retirement Plan. The terms of Mr. French’s supplemental executive retirement plan provide that Mr. French will be entitled to a retirement benefit based on an accrued liability reserve account determined in part by an indexed formula and in part by crediting interest on the accrued balances. Upon his retirement after reaching age 65, he will be entitled to 180 monthly payments based upon the amount that has been accrued in the corresponding reserve liability account on the bank’s books. After the liability account has been paid out in full, Mr. French will begin receiving the indexed retirement benefit payable for his remaining lifetime. If Mr. French voluntarily resigns or is terminated without cause prior to reaching age 65, he will be entitled to receive the vested portion of the accrued reserve account balance at the time of his termination to be paid in 180 monthly payments beginning upon his attaining age 65, followed by the indexed retirement benefit for the remainder of his lifetime. Mr. French is currently 100% vested in the accrued liability reserve account. If his employment is terminated due to disability prior to age 65, the monthly retirement benefit payments will begin immediately. If Mr. French dies while there is a balance in his liability reserve account, the balance will be paid in a lump sum to Mr. French’s beneficiaries. If Mr. French is terminated for cause, all benefits will be forfeited.
Insurance Benefits. In 2004, First State Bank (now Centennial Bank) adopted an endorsement split-dollar life insurance plan which provides for the purchase of life insurance policies insuring the life of Mr. Allison. Both the bank and Mr. Allison have an interest in each of the policies. The bank has all ownership rights in the death benefits and surrender values of the policies. Effective December 22, 2006, the death benefits payable under these policies split between the bank and Mr. Allison’s beneficiaries. Upon his death, Mr. Allison’s beneficiaries will be entitled to an amount equal to 50% of the net at-risk insurance portion of the total proceeds, and the bank will receive the remainder of the death benefit. The net at-risk portion is the total proceeds less the cash value of the policy.
Prior to our acquisition of Community Bank in 2003, Community Bank purchased life insurance policies on Mr. French designed to offset the benefit expenses associated with his supplemental annual retirement plan. The life insurance benefit for Mr. French is provided by an endorsement split dollar life plan. The bank has all ownership rights in the death benefits and cash surrender values of the insurance policies on Mr. French. Upon Mr. French’s death, Mr. French’s beneficiaries will be entitled to a death benefit equal to 70% of the net at-risk life insurance portion (total benefit less cash value) of the total proceeds, and the bank will receive the remainder of the death benefit.
The following table summarizes the estimated cash payments and estimated value for each named executive officer of the accelerated vesting of outstanding equity awards upon a termination of the named executive officer’s employment or upon a change in control of the Company. In accordance with SEC regulations, the table assumes that the termination or change in control occurred on December 31, 2023, and the value applied to the shares of common stock is $25.33 per share based on the closing price as reported on that date on the New York Stock Exchange.

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Executive Compensation

Potential Payments Upon Termination or Change-In-Control Table

Name	Type of Compensation	Death	Disability	Termination Without Cause	Other Termination(1)	Change in Control
John W. Allison	Stock options	$—	$—	$—	$—	$—
	Restricted shares	8,992,150	8,992,150	—	—	8,992,150
	Cash (2)(3)	2,864,944	1,550,000	—	—	—
	Total	11,857,094	10,542,150	—	—	8,992,150
Brian S. Davis	Stock options (4)	24,120	24,120	24,120	—	24,120
	Restricted shares	405,280	405,280	—	—	405,280
	Cash (5)	374,556	374,556	—	—	2,131,796
	Total	803,956	803,956	24,120	—	2,561,196
Tracy M. French	Stock options (4)	180,900	180,900	180,900	—	180,900
	Restricted shares	2,051,730	2,051,730	—	—	2,051,730
	Cash (2)(5)	1,101,133	1,101,133	—	—	3,503,884
	Total	3,333,763	3,333,763	180,900	—	5,736,514
J. Stephen Tipton	Stock options (4)	72,360	72,360	72,360	—	72,360
	Restricted shares	759,900	759,900	—	—	759,900
	Cash (5)	451,104	451,104	—	—	1,888,862
	Total	1,283,364	1,283,364	72,360	—	2,721,122
Kevin D. Hester	Stock options(4)	72,360	72,360	72,360	—	72,360
	Restricted shares	759,900	759,900	—	—	759,900
	Cash (5)	441,887	441,887	—	—	2,191,591
	Total	1,274,147	1,274,147	72,360	—	3,023,851

(1)Includes, without limitation, termination for cause, voluntary resignation or retirement. .
(2)The amounts included in the table for Mr. Allison do not include benefits payable to Mr. Allison or his beneficiaries under his Chairman’s Retirement Plan, and the amounts included in the table for Mr. French do not include benefits payable to Mr. French or his beneficiaries under his supplemental executive retirement plan, as such amounts are reported in the Pension and Other Benefits Table on page 51 of this Proxy Statement.
(3)Includes an amount equal to two times the Chairman Emeritus salary, $800,000, Mr. Allison’s earned but unpaid bonus at December 31, 2022, $750,000, and upon termination due to death, life insurance proceeds to his beneficiaries of $1,314,944.
(4)The value assigned to the outstanding unvested stock options held by Messrs. Davis, French, Tipton and Hester equals the fair market value of our common stock at December 31, 2023, of $25.33, less the exercise price of the options.
(5)The amount payable to upon death or disability includes the named executive officer’s earned but unpaid incentive bonus amount for 2023, representing 50% of the named executive officer’s 2023 base salary (excluding the deferred portion of the incentive bonus), plus the unpaid deferred bonus amount for 2021 and two-thirds of the unpaid deferred bonus amount for 2022. For Mr. French, the amount payable upon death includes life insurance proceeds to his beneficiaries of $390,791. The amount payable upon a change-in-control represents the net cash payment that would have been received by the named executive officer after deducting applicable cutback amounts for benefits that exceed the limits imposed by Section 280G of the Internal Revenue Code as described in the above narrative description of the change-in-control agreements with our named executive officers. The cutback amounts would have been as follows: Mr. Davis, $67,632; Mr. French, $435,402; Mr. Tipton, $165,554; and Mr. Hester, $164,545.

Compensation Risk Assessment
The Committee takes the view that appropriate connections between compensation and performance objectives can encourage our executives to make decisions that will result in significant positive short-term and long-term returns for our business and our shareholders without providing an incentive either to take unnecessary risks or to avoid opportunities to achieve long-term benefits even though they may reduce short-term benefits for the named executive officers, the business or our shareholders.
The Compensation Committee and management conducted an assessment of the risks associated with our compensation policies and practices during 2023, including our compensation arrangements for both executives and non-executive employees. That assessment included a review of policies and procedures relating to the components of our compensation program, a review of incentive-based equity and cash compensation features, identification of any compensation design features that could potentially encourage excessive or imprudent risk taking, and consideration of the presence or absence of controls, oversight or other factors that mitigate potential risk.

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Executive Compensation
During the review, the Committee and management concluded that several factors and controls relating to our compensation policies and practices mitigate against the potential for risks that could materially and adversely affect the Company. These factors and controls include:
•the Company’s lack of involvement in activities regarded as having significant inherent risk, such as mortgage-backed securities and proprietary trading;
•management’s review of compensation arrangements of employees of the Company or our bank subsidiary having compliance, risk, credit quality, quality assurance and finance roles;
•oversight of incentive compensation by the Compensation Committee, which is made up of independent directors;
•effective internal controls over financial reporting for the Company;
•appropriate segregation of duties; and
•restrictions on awards that align the interests of the employee with the interests of the shareholders.
Based upon this assessment, we do not believe that our employee compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Act, we are providing the following information about the relationship of the annual total compensation of our “median employee” and the annual total compensation of our CEO.
For 2023, our last completed fiscal year, the median of the annual total compensation of all employees of the Company (other than our CEO) was $38,695, and the annual total compensation of our CEO was $5,788,859. Based on this information, for 2023 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 149.6 to 1.
Item 402 of Regulation S-K generally requires us to identify the “median employee” only once every three years. The Company last identified its median employee for fiscal year 2022. For fiscal year 2022, we determined the median of the annual total compensation of all employees of the Company (other than our CEO) by identifying our total employee population as of December 31, 2022, which consisted of approximately 2,834 individuals. Of these employees, approximately 2,626 individuals were full-time equivalent employees, with the remainder employed on a part-time (less than 40 hours per week) basis.
To identify the “median employee” we conducted a full analysis of this employee population, without the use of statistical sampling. We determined our median employee using “total compensation” for the full year 2022. “Total compensation” consisted of base pay, bonuses, commissions, fringe benefits, incentives, severance and vacation payout. Using this methodology, we determined that the median employee was a loan assistant.
Because the median employee identified in 2022 was promoted to another position in 2023, the Company used another employee whose compensation is substantially similar to the original median employee for determining the median of annual total compensation of all employees (other than the CEO) in 2023. The Company has not otherwise identified a new median employee for 2023 because no change in employee population or compensation arrangements occurred during 2023 that is likely to result in a significant change in our CEO pay ratio disclosure.
With respect to the annual total compensation of the median employee for 2023, we identified and calculated the elements of such employee’s compensation for 2023 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. We also calculated our CEO’s annual total compensation for 2023 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, as provided in the Summary Compensation Table on page 46 of this Proxy Statement.

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Executive Compensation

Pay Versus Performance
The following table sets forth information concerning the compensation of our NEOs for each of the fiscal years ended December 31, 2020, 2021, 2022 and 2023, and our financial performance for each such fiscal year:

Pay Versus Performance Table

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Value of Initial Fixed $100 Investment Based On:		Net Income(7)	Return on Average Assets, As Adjusted (non-GAAP)(8)
					Total Shareholder Return(5)	Peer Group Total Shareholder Return(6)
2023	$5,788,859	$6,529,912	$873,521	$944,831	141.36	123.03	$392,929	1.79%
2022	5,747,086	5,182,217	2,108,999	1,922,398	125.94	98.38	305,262	1.67
2021	5,124,814	6,328,924	809,480	999,978	130.83	118.61	319,021	1.73
2020	4,639,256	4,644,946	770,234	742,853	102.25	86.77	214,448	1.30
(1)    Represents the total compensation of our principal executive officer (PEO), John W. Allison, as reported in the Summary Compensation Table for each year indicated.
(2)    The amount reported in this column for each year indicated is calculated as follows:

Reconciliation of PEO SCT Total and Compensation Actually Paid.		2023	2022	2021	2020
	Total Compensation as reported SCT	$5,788,859	$5,747,086	$5,124,814	$4,639,256
Subtract	Pension values reported in SCT for covered fiscal year	(84,787)	(97,449)	(109,140)	(119,935)
Subtract	Fair value of equity awards granted during covered fiscal year	(3,431,790)	(3,661,290)	(3,381,000)	(2,887,500)
Add	Pension value attributable to covered fiscal year's service and any change in pension value attributable to plan amendments made in the covered year	—	—	—	—
Add	Fair value of equity awards granted in covered fiscal year and that are unvested at end of such covered fiscal year - valued at year-end	3,875,490	3,486,870	3,652,500	2,922,000
Add	Fair value of equity awards granted in covered fiscal year that vested during such covered fiscal year - valued on date of vesting	—	—	—	—
Add	Dividends or other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	—	—	—	—
Add/Subtract	Change in fair value from end of prior fiscal year to end of covered fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	381,000	(312,000)	730,500	(29,250)
Add/Subtract	Change in fair value from end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during covered fiscal year	1,140	19,000	311,250	120,375
Subtract	Fair value of awards forfeited in current fiscal year determined at end of prior fiscal year	—	—	—	—
Equals	Compensation Actually Paid to PEO	$6,529,912	$5,182,217	$6,328,924	$4,644,946
(3)    Represents the average of the total compensation of each of our non-PEO NEOs as reported in the Summary Compensation     Table for each year indicated. The non-PEO NEOs included in this calculation for 2020, 2021 and 2023 are Brian S. Davis, Tracy M. French, Kevin D. Hester and J. Stephen Tipton. The non-PEO NEOs included in this calculation for 2022 are Brian S. Davis, Tracy M. French, J. Stephen Tipton and Mikel Williamson.

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Executive Compensation
(4)    The amount reported in this column for each year indicated is calculated as follows:

Reconciliation of Non-PEO NEOs SCT Total and Compensation Actually Paid.		2023	2022	2021	2020
	Total Compensation as reported SCT	$873,521	$2,108,999	$809,480	$770,234
Subtract	Pension values reported in SCT for covered fiscal year	(15,915)	(15,108)	(13,662)	(11,691)
Subtract	Fair value of equity awards granted during covered fiscal year	(33,645)	(314,145)	(33,270)	(28,875)
Add	Pension value attributable to covered fiscal year's service and any change in pension value attributable to plan amendments made in the covered year	—	8,207	—	—
Add	Fair value of equity awards granted in covered fiscal year and that are unvested at end of such covered fiscal year - valued at year-end	25,330	182,320	24,350	38,960
Add	Fair value of equity awards granted in covered fiscal year that vested during such covered fiscal year - valued on date of vesting	—	—	—	—
Add	Dividends or other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	—	—	—	—
Add/Subtract	Change in fair value from end of prior fiscal year to end of covered fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	95,885	(47,190)	181,408	(7,650)
Add/Subtract	Change in fair value from end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during covered fiscal year	(345)	(685)	31,673	(18,125)
Subtract	Fair value of awards forfeited in current fiscal year determined at end of prior fiscal year	—	—	—	—
Equals	Compensation Actually Paid to Non-PEO NEOs	$944,831	$1,922,398	$999,978	$742,853
(5)    Represents the cumulative four-year total return to shareholders of our common stock and assumes that the value of the investment was $100 on December 31, 2020 and that the subsequent dividends were reinvested. The stock price performance included in this column is not necessarily indicative of future stock price performance.
(6)    Represents a cumulative four-year total return of shareholders of a peer group calculated using the same method described in footnote (5). For 2020 and 2021, the peer group used is the former SNL Bank and Thrift Index as listed under Item 5 of our Annual Reports on Form 10-K for the years ended December 31, 2020 and 2021, respectively. Because the SNL Bank and Thrift Index was discontinued, the peer group used for 2022 and 2023 is the S&P U.S. BMI Banks Index as listed under Item 5 of our Annual Reports on Form 10-K for the years ended December 31, 2022 and 2023, respectively.
(7)    Represents our reported net income for each year indicated.
(8)    Represents our return on average assets, as adjusted, for each year indicated, which we believe represents the most important financial performance measure that was used to link compensation actually paid to our PEO and non-PEOs for the most recent fiscal year to Company performance. See Appendix A to this Proxy Statement for a reconciliation of return on average assets, as adjusted, a non-GAAP measure, to the most directly comparable GAAP financial measure.

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Executive Compensation
Relationship Between Compensation Actually Paid to our NEOs and Company Performance
The following graphs show the relationship between the compensation actually paid to our PEO and the average of the compensation actually paid to our other NEOs to our total shareholder return, net income and return on average assets, as adjusted, and the relationship between our cumulative total shareholder return and the cumulative total shareholder return of the peer group, each over the fiscal years ending December 31, 2023 as reported in the table above:

Compensation Actually Paid vs. Company Cumulative TSR

$8,000
$6,000
$4,000
$2,000
$—
Compensation Actually Paid ($000s)
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
TSR Return on Investment of $100
$102.25
$130.83
$125.94
$141.36
$4,645
$6,329
$5,182
$6,530
$743
$1,000
$1,922
$945
2020
2021
2022
2023
Comp. Actually Paid to CEO
Average Comp. Actually Paid to Other NEOs
Company Cumulative TSR

Compensation Actually Paid vs. Net Income
Comp. Actually Paid ($000s)
Net Income (millions)
$10,000
$8,000
$6,000
$4,000
$2,000
$—
$400
$350
$300
$250
$200
$150
$100
$50
$214
$319
$305
$393
$4,645
$6,329
$5,182
$6,530
$743
$1,000
$1,922
$945
2020
2021
2022
2023
Net Income
Average Comp. Actually Paid to Other NEOs
Comp. Actually Paid to CEO

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Executive Compensation

Compensation Actually Paid vs. Return on Average Assets, As Adjusted
$8,000
$6,000
$4,000
$2,000
$—
Compensation Actually Paid ($000s)
2.00%
1.50%
1.00%
0.50%
—%
Return on Average Assets, As Adjusted
1.30%
1.73%
1.67%
1.79%
$4,645
$6,329
$5,182
$6,530
$743
$1,000
$1,922
$945
2020
2021
2022
2023
Comp. Actually Paid to CEO
Average Comp. Actually Paid to Other NEOs
Return on Average Assets, As Adjusted

Company Cumulative TSR vs. Peer Group Cumulative TSR
$160.00
$140.00
$120.00
$100.00
$80.00
2020
2021
2022
2023
$102.25
$130.83
$125.94
$141.36
$86.77
$118.61
$98.38
$123.03
Company Cumulative TSR
Peer Group Cumulative TSR

Financial Performance Measures Used to Link Executive Compensation to Company Performance
The following list presents the most important financial measures, as determined by the Compensation Committee, used by the Company to link compensation actually paid to our NEOs, for fiscal year 2023, to the Company’s performance:
•Return on average assets, as adjusted
•Return on tangible common equity, as adjusted
•Efficiency ratio, as adjusted
•Net charge-off ratio
•Net interest margin

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Proposal Two - Advisory (Non-Binding) Vote Approving Executive Compensation
Proposal Two – Advisory (Non-Binding) Vote Approving Executive Compensation
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules. This vote is commonly known as a “say-on-pay” vote. At our Annual Meeting in 2018, our shareholders voted to recommend that the Company hold future “say-on-pay” votes annually until the Company is next required to hold an advisory vote on the frequency with which the Company will hold future “say-on-pay” votes. Accordingly, the Company presents the resolution set forth below for approval by the shareholders in accordance with the Dodd-Frank Act and Section 14A of the Securities Exchange Act of 1934.
At our Annual Meeting in 2023, our shareholders approved, on an advisory basis, the compensation of our named executive officers for 2022 as disclosed in last year’s proxy statement, with 92.8% of the votes cast on our advisory say-on-pay resolution voting in favor of our executive compensation program. We value the endorsement by our shareholders of our executive compensation policies. We believe the 2023 say-on-pay results continue to positively reflect the programs we initiated based on the feedback we received from shareholders following the Company’s 2020 and 2021 say-on-pay votes. The enhancements to our executive compensation programs that resulted from this shareholder engagement include:
•Adopting an annual cash Executive Incentive Plan for our NEOs based on predetermined, weighted performance metrics reflecting key absolute and relative financial performance indicators.
•Implementing a performance-based equity incentive program for the Chairman and CEO under which two-thirds of the annual equity award to our Chairman and CEO is subject to predetermined, weighted performance targets relative to a peer group measured over a 3-year performance period.
•Enhancing disclosure regarding the Board’s rationale in entering into the Chairman’s Agreement with our Chairman and CEO in March 2021 and in determining the compensation provided under such agreement.
•Establishing a performance peer group of banking organizations between $10 billion and $50 billion in total assets for purposes of our cash and equity incentive programs.
•Adopting meaningful clawback features as part of our cash and equity incentive programs.
We believe that our compensation policies and procedures are competitive, and that the recent changes that we have made in response to the shareholder feedback enhance the focus of our executive compensation program on pay for performance principles that are strongly aligned with the long-term interests of our shareholders. The Compensation Committee, which is comprised entirely of independent directors, oversees our executive compensation program and monitors our policies to ensure they continue to emphasize programs that reward executives for results that are consistent with shareholder interests.
We encourage you to closely review our Compensation Discussion and Analysis and the tabular disclosure which follows it in this Proxy Statement, including the footnotes and narratives which accompany each table, as they describe our compensation policies and procedures and the components and amounts comprising the compensation paid to our named executive officers.
The following resolution gives you as a shareholder the opportunity to endorse or not endorse the compensation we pay to our named executive officers by voting to approve or not approve such compensation as described in this Proxy Statement:
RESOLVED, that the shareholders of Home BancShares, Inc. (the “Company”) approve the compensation of the Company’s executives named in the Summary Compensation Table of the Company’s Proxy Statement for the 2024 Annual Meeting of Shareholders, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Executive Compensation tables and the related disclosure contained in the Proxy Statement.
Because your vote is advisory, it will not be binding upon the Board of Directors and may not be construed as overruling any decision by the Board. However, the Compensation Committee may, in its sole discretion, take into account the outcome of the vote when considering future executive compensation arrangements.
Our Board of Directors and our Compensation Committee believe that our commitment to responsible compensation practices as described in this Proxy Statement justifies a vote by shareholders FOR the resolution approving the compensation of our executives as disclosed in this Proxy Statement.
The Board of Directors Recommends that Shareholders Vote
FOR
the Advisory (Non-binding) Resolution Approving
the Company’s Executive Compensation

61	www.homebancshares.com

Proposal Three – Frequency of Advisory Vote on Executive Compensation
Proposal Three – Frequency of Advisory Vote on Executive Compensation

In addition to the non-binding advisory vote on executive compensation, the Dodd-Frank Act also enables our shareholders to express their preference for having a “say on pay” vote every one, two or three years. This non-binding vote, which is commonly known as a “say-on-frequency” vote, is required at least once every six years beginning with our 2012 Annual Meeting. We last held a “say-on-frequency” vote at our 2018 Annual Meeting. Accordingly, the Company presents the “say-on-frequency” proposal described below.

Consistent with our past practice of providing an annual “say-on-pay” vote, the Board has determined that an annual advisory vote on executive compensation will permit our shareholders to continue to provide direct input on the Company’s executive compensation philosophy, policies and practices as disclosed in the Proxy Statement each year. Therefore, it is the Company’s belief, and the Board’s recommendation, that this vote should continue to occur every year.

Each shareholder’s vote, however, is not to approve or disapprove the Board’s recommendation. When voting on this Proposal Three, each shareholder has four choices – vote on executive compensation every year, every two years, every three years, or abstain from voting. The option of one year, two years or three years that receives the highest number of votes cast by shareholders will be considered the frequency recommended by the shareholders for future advisory votes on executive compensation.

The Compensation Committee and the Board will consider the outcome of the vote when determining the frequency of future shareholder advisory votes on executive compensation. However, because the vote on Proposal Three is advisory and not binding upon the Board or the Company, the Board may decide that it is in the best interests of the shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders. A scheduling vote similar to this Proposal Three must occur at least once every six years.

The Board of Directors Recommends that Shareholders Vote
to Hold an Advisory Vote on the Company’s Executive Compensation
Every 1 YEAR

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Proposal Four – Ratification of Appointment of Independent Registered Public Accounting Firm
Proposal Four – Ratification of Appointment of Independent Registered Public Accounting Firm
Our consolidated financial statements as of and for the fiscal year ended December 31, 2023, were audited by FORVIS, LLP, an independent registered public accounting firm. In 2023, the Audit and Risk Committee of the Board of Directors and our shareholders approved the engagement of FORVIS, LLP to be our independent registered accounting firm for fiscal year 2023. The Audit and Risk Committee intends to approve the re-engagement of FORVIS, LLP to be our independent registered public accounting firm for the fiscal year ending December 31, 2024, subject to the ratification of the appointment by our shareholders at the Annual Meeting and our formal acceptance of an engagement letter from FORVIS, LLP after the Annual Meeting.
Shareholders’ ratification of the selection of FORVIS, LLP to be our independent registered public accounting firm for fiscal year 2024 is not required by our Bylaws or otherwise. However, the Board is submitting the selection of the independent registered public accounting firm to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection of FORVIS, LLP, the Audit and Risk Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit and Risk Committee may, at its discretion, direct the appointment of a different independent registered accounting firm at any time during the year if it determines that such change is in the best interests of the Company and our shareholders.
Representatives of FORVIS, LLP are expected to attend the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.
The Board of Directors Recommends that Shareholders Vote
FOR
the Ratification of the Appointment of FORVIS, LLP
as the Company’s Independent Registered Public Accounting Firm
for the 2024 Calendar Year

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Report of the Audit Committee of the Board of Directors
Report of the Audit Committee of the Board of Directors
In accordance with its written charter, the Audit and Risk Committee (the “Audit Committee”) assists the Board in, among other things, oversight of our accounting and financial reporting processes, our compliance with legal regulatory requirements, the qualifications and independence of the independent auditors and the performance of the internal and independent auditors. A copy of the Audit Committee charter is published on the Company’s website at www.homebancshares.com under the caption “Investor Relations”/“Overview”/“Governance Documents.”
Our Board of Directors has determined that all six members of the Committee are independent based upon the independence requirements of the SEC and NYSE, and that our Chairman, Mr. Engelkes, and Ms. Garrett each satisfies the criteria of an “audit committee financial expert” as defined by the regulations of the SEC.
Management is responsible for the preparation, presentation, and integrity of our financial statements, for the appropriateness of our accounting principles and reporting policies and for implementing and maintaining internal control over financial reporting. Our independent auditors are responsible for auditing the financial statements and internal controls over financial reporting and for reviewing our unaudited interim financial statements. The Audit Committee’s responsibility is to monitor and review these processes and procedures. Except for Mr. Engelkes and Ms. Garrett, the members of the Audit Committee have not been engaged in the practice of accounting or auditing and are not professionals in those fields. The Audit Committee relies, without independent verification, on the information provided to us and on the representations made by management that the financial statements have been prepared with integrity and objectivity and on the representations of management and the opinion of the independent auditors that such financial statements have been prepared in conformity with accounting principles generally accepted in the United States.
During 2023, the Audit Committee held four regularly scheduled meetings and one special meeting. The Audit Committee’s regular meetings were conducted in order to encourage communication among the members of the Audit Committee, management, the internal auditors, and our independent auditors, FORVIS, LLP. Among other things, the Audit Committee discussed with our internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee separately met with each of the internal and independent auditors, with and without management, to discuss the results of their examinations and their observations and recommendations regarding our internal controls. The Audit Committee also discussed with our independent auditors all matters required by auditing standards generally accepted in the United States of America, including those described in Public Company Accounting Oversight Board Auditing Standard 1301, “Communications with Audit Committees.”
The Audit Committee reviewed and discussed our audited consolidated financial statements as of and for the year ended December 31, 2023, with management, the internal auditors, and our independent auditors. Management’s discussions with the Audit Committee included a review of critical accounting policies.
The Audit Committee obtained from the independent auditors a formal written statement describing all relationships between us and our auditors that might bear on the auditors’ independence consistent with Public Company Accounting Oversight Board Rule 3526, “Communication with Audit Committees Concerning Independence.” The Audit Committee discussed with the auditors any relationships that may have an impact on their objectivity and independence and satisfied itself as to the auditors’ independence. The Audit Committee has reviewed and approved the amount of fees paid to FORVIS, LLP for audit and non-audit services. The Audit Committee concluded that the provision of services by FORVIS, LLP is compatible with the maintenance of FORVIS’s independence.
Based on the above-mentioned review and discussions with management, the internal auditors, and the independent auditors, and subject to the limitations on our role and responsibilities described above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the calendar year ended December 31, 2023, for filing with the SEC.
Home BancShares, Inc.
Audit and Risk Committee Members
Jack E. Engelkes, Chairman
Milburn Adams
Karen E. Garrett
J. Pat Hickman
James G. Hinkle
Alex R. Lieblong
Thomas J. Longe
Larry W. Ross

www.homebancshares.com	64

Audit and Non-Audit Fees
Audit and Non-Audit Fees
The following table represents aggregate fees billed for professional audit services rendered by FORVIS, LLP to provide the audit of our annual consolidated financial statements for the years ended December 31, 2023, and December 31, 2022, respectively.

	2023	2022
Audit fees (1)	$1,476,389	$1,233,815
Audit-related fees (2)	—	536,500
Tax fees	—	—
All other fees (3)	42,148	49,823
(1)Audit fees consisted of the annual audit and quarterly review services and consent for and review of a registration statement filed by the Company with the SEC.
(2)Audit-related fees consisted primarily of other audit services provided in connection with acquisition, reporting and compliance matters.
(3)Other fees related to fees paid by the Company on behalf of the Company’s retirement plan for third-party administration of the Company’s defined contribution plan.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor
The Audit Committee has the responsibility of appointing, setting compensation for and overseeing the work of the independent auditor, and has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.
Prior to engagement of the independent auditor for next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.
(1)Audit services include audit work performed in the preparation of our consolidated financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services, and consultation regarding financial accounting and/or reporting standards.
(2)Audit-related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.
(3)Tax services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the consolidated financial statements, and includes fees in the areas of tax compliance, tax planning and tax advice.
(4)Other fees are those associated with services not captured in the other categories. Other than the services for the third-party administration of the Company’s defined contribution plan, we generally do not request such services from the independent auditor.
Prior to the engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.
The Audit Committee may delegate pre-approval authority to one or more of its members. The members to whom such authority is delegated must report, for informational purposes only, the pre-approval decisions to the Audit Committee at its next scheduled meeting.

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Submission of Shareholder Proposals
Submission of Shareholder Proposals
In order for a proposal by a shareholder to be included in the Company’s proxy statement and proxy form for an annual meeting of the Company’s shareholders, the proposal must: (1) concern a matter that may be properly considered and acted upon at the annual meeting in accordance with applicable laws, including our Bylaws and Rule 14a-8 of the Securities Exchange Act of 1934; and (2) be received by the Company at its home office, 719 Harkrider Street, Suite 100, Conway, Arkansas 72032, Attention: Donna J. Townsell, Secretary, not less than 120 calendar days before the anniversary of the date of the previous year’s proxy statement, or November 8, 2024, in the case of the Annual Meeting of Shareholders in 2025. If no annual meeting was held the previous year and in any year in which the date of the annual meeting is moved by more than 30 days from the date of the previous year’s annual meeting, the proposal will be considered timely if received within a reasonable time before the Company begins to print and mail its proxy materials. Such shareholder proposals must also comply with the additional requirements of Rule 14a-8 of the Exchange Act (or any successor rule) to be eligible for inclusion in the proxy statement for the Annual Meeting of Shareholders in 2025.
The Company’s Bylaws provide that only such nominations of persons for the election of directors and such other business that have been properly brought before a shareholder meeting will be conducted. For business (including, but not limited to, director nominations) to be properly brought before an annual meeting by a shareholder, the shareholder must give written notice to the Secretary at the Company’s principal executive offices of the Company, and such notice must be received by the Secretary not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, in advance of the anniversary of the previous year’s annual meeting if such meeting is held on a day not more than 30 days before and not later than 60 days after the anniversary of the previous year’s annual meeting. With respect to any other annual meeting of shareholders, including in the event that the Company did not hold an annual meeting the previous year, the shareholder’s notice is timely only if it is delivered to the Secretary at the Company’s principal executive offices no earlier than the close of business on the 120th day prior to the annual meeting and no later than the later of the 90th day prior to the annual meeting and the 10th day after the Company publicly announces the date of the current year’s annual meeting. To be in proper written form, a shareholder’s notice to the Company’s Secretary must comply with all requirements contained in the Company’s Bylaws, a copy of which may be obtained upon written request to the Secretary of the Company.
Accordingly, in connection with our Annual Meeting of Shareholders in 2025, a shareholder intending to introduce a proposal or nominate a director but not intending the proposal or nomination to be included in the Company’s proxy materials for such Annual Meeting must provide written notice to the Secretary at the Company’s home office, 719 Harkrider Street, Suite 100, Conway, Arkansas 72032, Attention: Donna Townsell, Secretary, and such notice must be received by the Secretary not earlier than the close of business on December 19, 2024 and not later than the close of business on January 18, 2025. Because our advance notice bylaws require earlier notice than Rule 14a-19, all notices required under Rule 14a-19 must also be received by the Secretary not later than the close of business on January 18, 2025. The persons appointed by our Board to act as proxy holders for such Annual Meeting (named in the form of proxy) will be allowed to use their discretionary voting authority with respect to any such matter or proposal properly presented for a vote at such meeting.
Where You Can Find More Information
We file reports, proxy statements, and other information with the SEC. You may view and print reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including the Company, from the SEC website at www.sec.gov.
SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE
MEETING ARE URGED TO VOTE BY INTERNET,
TELEPHONE OR MAIL.
IF YOU VOTE BY TELEPHONE OR THE INTERNET,
DO NOT RETURN YOUR PROXY CARD

By Order of the Board of Directors

JOHN W. ALLISON
Chairman and Chief Executive Officer

www.homebancshares.com	66

Appendix A
Appendix A

Reconciliation of Non-GAAP Financial Measures
Our accounting and reporting policies conform to generally accepted accounting principles in the United States (“GAAP”) and the prevailing practices in the banking industry. However, this Proxy Statement contains financial information determined by methods other than in accordance with GAAP, including earnings, as adjusted, diluted earnings per share, as adjusted and return on average assets, as adjusted. We believe these non-GAAP measures, when taken together with the corresponding GAAP measures, provides meaningful supplemental information regarding our performance. We believe investors benefit from referring to these non-GAAP measures in assessing our financial condition and results of operations, and when planning and forecasting future periods. However, these non-GAAP measures should be considered in addition to, and not as a substitute for or preferable to, the corresponding measures prepared in accordance with GAAP. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the following tables.
Table 1: Earnings, As Adjusted
(In thousands)

12/31/2023
GAAP net income available to common shareholders (A)	$392,929
Pre-tax adjustments
FDIC special assessment	12,983
BOLI death benefits	(3,117)
Merger and acquisition expenses	—
Initial provision for credit losses - acquisition	—
Fair value adjustment for marketable securities	1,094
Special dividend from equity investment	—
TRUPS redemption fees	—
Special lawsuit settlement, net of expense	—
Recoveries on historic losses	(3,461)
Hurricane expense	—
Total pre-tax adjustments	7,499
Tax-effect of adjustments	1,959
Total adjustments after-tax (B)	5,540
Earnings, as adjusted (C)	398,469

Average diluted shares outstanding (D)	202,773

GAAP diluted earnings per share: (A/D)	$1.94
Adjustments after-tax: (B/D)	0.03
Diluted earnings per common share, as adjusted: (C/D)	$1.97

Table 1: Return on Average Assets, As Adjusted
(In thousands)

12/31/2023
Return on average assets: (A/C)	1.77%
Return on average assets, as adjusted: (ROA, as adjusted) ((A+B)/C)	1.79%

GAAP net income available to common shareholders (A)	392,929
Adjustments after-tax (B)	5,540
Average assets (C)	22,217,910

A-1	www.homebancshares.com

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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.envisionreports.com/HOMB** or scan the QR code — login details are located in the shaded bar below.

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Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2 and 4, and 1 YEAR on Proposal 3.

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - John W. Allison	☐	☐	02 - Brian S. Davis	☐	☐	03 - Milburn Adams	☐	☐
04 - Robert H. Adcock, Jr.	☐	☐	05 - Mike D. Beebe	☐	☐	06 - Jack E. Engelkes	☐	☐
07 - Tracy M. French	☐	☐	08 - Karen E. Garrett	☐	☐	09 - J. Pat Hickman	☐	☐
10 - James G. Hinkle	☐	☐	11 - Alex R. Lieblong	☐	☐	12 - Thomas J. Longe	☐	☐
13 - Jim Rankin, Jr.	☐	☐	14 - Larry W. Ross	☐	☐	15 - Donna J. Townsell	☐	☐

	1 Year	2 Years	3 Years	Abstain
3. Advisory (non-binding) vote determining the frequency of advisory votes on the Company's executive compensation.	☐	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

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MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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2024 Annual Meeting Admission Ticket

2024 Annual Meeting of Shareholders of Home BancShares, Inc.

April 18, 2024, 10:00 a.m. CT
Home BancShares, Inc. Corporate Office
719 Harkrider Street, Conway, Arkansas

Upon arrival, please present this admission ticket and photo identification at the registration desk.

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▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Proxy — HOME BANCSHARES, INC.

The undersigned constitutes and appoints Brian S. Davis and Jennifer C. Floyd or either of them, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of common stock of Home BancShares, Inc. which the undersigned is entitled to vote at the Annual Meeting of shareholders of the Company to be held on April 18, 2024, at 10:00 a.m. (CDT) at the Home BancShares corporate office, located at 719 Harkrider Street, Conway, Arkansas 72032, for the purposes stated on the reverse side.

This card also constitutes voting instructions to the trustees of the Home BancShares, Inc. 401(k) and Employee Stock Ownership Plan to vote shares attributable to accounts the undersigned may hold under such plan as indicated on the reverse of this card. If no voting instructions are provided, the shares will be voted in accordance with the provisions of the plan.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL DIRECTOR NOMINEES LISTED, FOR PROPOSALS 2 AND 4, FOR 1 YEAR ON PROPOSAL 3, AND AS THE PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

C Non-Voting Items

Change of Address — Please print new address below.